UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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NiSource, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NiSource Inc.
801 E. 86th Avenue • Merrillville, IN 46410 • (877) 647-5990

NOTICE OF ANNUAL MEETING

April 2, 2010

To the Holders of Common Stock of NiSource Inc.:

The annual meeting (the “Annual Meeting”) of the stockholders of NiSource Inc. (the “Company”) will be held at The 30 South Building, 30 South Meridian, Indianapolis, Indiana 46204 on Tuesday, May 11, 2010, at 10:00 a.m., local time, for the following purposes:

(1)	To elect eleven directors to hold office until the next annual stockholders’ meeting and until their respective successors have been elected or appointed;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year 2010;

(3)	To amend the By-Laws to give stockholders the power to call special meetings of stockholders;

(4)	To approve the NiSource Inc. 2010 Omnibus Incentive Plan; and

(5)	To consider a stockholder proposal regarding a three-year post-termination stock retention policy for senior executives.

All persons who are stockholders of record at the close of business on March 15, 2010 will be entitled to vote at the Annual Meeting.

Please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the Annual Meeting, you may vote in person, even if you have previously submitted a proxy.

In order to help us arrange for the Annual Meeting, if you plan to attend the Annual Meeting, please so indicate in the space provided on the proxy card or respond when prompted on the telephone or through the Internet.

PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY
MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

Gary W. Pottorff
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on May 11, 2010

The Proxy Statement and 2009 Annual Report to Stockholders
are available at http://ir.nisource.com/annuals.cfm

Proxy Statement	1
Who May Vote	1
Voting Your Proxy	1
Voting in Person	2
Revoking Your Proxy	2
Quorum for the Meeting	2
Votes Required	2
Proposal I: Election of Directors	3
Corporate Governance	9
Director Independence	9
Executive Sessions of Non-Management Directors	9
Communications with the Board and Non-Management Directors	9
Code of Business Conduct	9
Corporate Governance Guidelines	10
Board Leadership Structure and Risk Oversight	10
Meetings and Committees of the Company’s Board of Directors	10
Director Compensation	13
Security Ownership of Certain Beneficial Owners and Management	16
Executive Compensation	17
Compensation Discussion and Analysis	17
Officer Nomination and Compensation Committee Report	27
Compensation of Executive Officers	28
Certain Relationships and Related Transactions	38
Policies and Procedures with Respect to Transactions with Related Person	38
Proposal II: Ratification of Independent Registered Public Accountants	39
Proposal III: Amendment of By-Laws To Give Stockholders the Power to Call Special Meetings of Stockholders	39
Proposal IV: Approval of the NiSource Inc. 2010 Omnibus Incentive Plan	40
Proposal V: Stockholder Proposal Requesting Adoption of a Policy Requiring Senior Executives to Retain a Significant Percentage of Stock Acquired Through Compensation Programs Until Three Years Following Termination of Employment	47
Audit Committee Report	49
Independent Auditor Fees	50
Equity Compensation Plan Information	51
Stockholder Proposals and Nominations for 2011 Annual Meeting	51
Section 16(a) Beneficial Ownership Reporting Compliance	52
Annual Report and Financial Statements	52
Availability of Form 10-K	52
Other Business	52
Exhibit A: Section (c) of Article IV of the Company’s By-Laws	A-1
Exhibit B: NiSource Inc. 2010 Omnibus Incentive Plan	B-1

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of the Company. The common stock, $.01 par value per share, of the Company represented by the proxy will be voted as directed. If you return a signed proxy card without indicating how you want to vote your shares, the shares represented by the accompanying proxy will be voted as recommended by the Board of Directors “FOR” all of the nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010; “FOR” approval of the amendment of the Company’s By-Laws to give holders of 25% of our outstanding common stock the power to call special meetings of stockholder (the “Special Meetings Proposal”); “FOR” approval of the NiSource Inc. 2010 Omnibus Incentive Plan; and “AGAINST” the stockholder proposal regarding a three-year post-termination stock retention policy for senior executives.

This proxy statement and form of proxy are first being sent to stockholders on April 2, 2010. The Company will bear the expense of this solicitation. The original solicitation of proxies by mail and a reminder letter may be supplemented by telephone, facsimile, e-mail and personal solicitation by officers, employees, and agents of the Company or its affiliates. To aid in the solicitation of proxies, the Company has retained Laurel Hill Advisory Group, LLC for a fee of $9,500 plus reimbursement of expenses. The Company also will request brokerage houses and other nominees and fiduciaries to forward proxy materials, at the Company’s expense, to the beneficial owners of stock held of record by such persons.

Who May Vote —

The close of business on March 15, 2010 is the date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of March 15, 2010, 277,126,434 shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.

Voting Your Proxy —

If you are a stockholder of record (that is, if you hold shares of common stock of the Company in your own name), you may vote your shares by proxy using any of the following methods:

•	Telephoning the toll-free number listed on the proxy card;

•	Using the Internet site listed on the proxy card; or

•	Marking, dating, signing and returning the enclosed proxy card.

If your shares are held by a broker, bank or other nominee in “street name,” you will receive voting instructions from that entity, the “record holder,” that you must follow in order to have your shares of common stock voted at the Annual Meeting. If your shares are held by a broker or other nominee and you or any other person entitled to vote those shares does not provide the broker or other nominee with instructions as to how to vote such shares, that broker or nominee will only be able to vote your shares on the matters for which the broker or other nominee has discretionary authority. Brokers and most other nominees will have discretionary authority to vote your shares of common stock only with regard to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010 and the stockholder proposal regarding a stock retention policy requiring that senior executives retain a significant percentage of stock acquired through compensation programs until three years following termination of employment. We do not believe that brokers and most other nominees will have discretionary authority to vote your shares with respect to the election of directors, the Board of Directors’ Special Meetings Proposal or approval of the NiSource Inc. 2010 Omnibus Incentive Plan. Therefore, it is important that you instruct your broker or other nominee how to vote your shares.

If you hold your shares in the Company’s 401(k) plan administered by Fidelity Investments, you will need to vote your shares by one of the methods discussed in this Proxy Statement in order to have your vote counted. Fidelity will not exercise any voting discretion over the shares held in its accounts. If you fail to vote by returning a completed proxy card, or by telephone or through the Internet, your shares held through Fidelity will not be voted.

If you plan to attend the Annual Meeting, please so indicate when you vote, so that the Company may send you an admission ticket and make the necessary arrangements. Stockholders who plan to attend the meeting must present picture identification along with an admission ticket or evidence of current beneficial ownership.

Voting in Person —

You also may come to the Annual Meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held in street name by a broker, bank or other nominee, including Fidelity Investments as administrator of the Company’s 401(k) plan, then in order to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from the institution that is the holder of record of your shares, indicating that you were the beneficial owner of the shares on March 15, 2010, the record date for voting, and that the record holder is giving you the proxy to vote the shares.

Revoking Your Proxy —

You may revoke your proxy at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send to the Company’s Corporate Secretary a letter indicating that you want to revoke your proxy or you can supersede your initial proxy by (i) delivering to the Corporate Secretary a duly executed proxy bearing a later date, (ii) voting by telephone or through the Internet on a later date, or (iii) attending the meeting and voting in person. Attending the Annual Meeting will not in and of itself revoke a proxy.

Quorum for the Meeting —

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares and has not received instructions from the beneficial owner as to how the beneficial owner would like the shares to be voted.

Votes Required —

In order for a director to be elected, a nominee must receive more votes in favor of his or her election than against their election. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010, approval of the amendment to our By-Laws to give holders of 25% of our outstanding common stock the power to call special meetings of stockholders, approval of the NiSource Inc. 2010 Omnibus Incentive Plan, and adoption of the stockholder proposal regarding a stock retention policy for senior executives each requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Votes cast in person or represented by proxy at the meeting will be tabulated by the inspectors of election. Abstentions will have the same effect as a vote against a proposal.

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Board of Directors consists of eleven directors who will be elected at this year’s Annual Meeting and each will serve until the 2011 Annual Meeting.

At the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the persons listed below to serve as directors for the term beginning at the Annual Meeting on May 11, 2010 and running until the 2011 Annual Meeting. The nominees include ten independent directors, as defined in the applicable rules of the New York Stock Exchange (“NYSE”), and the President and Chief Executive Officer of the Company. The Board of Directors does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve, the proxies will be voted in accordance with the judgment of the person or persons acting thereunder.

All of the nominees currently serve on the Board of Directors.

The following chart gives information about all nominees (each of whom has consented to being named in the proxy statement and to serving if elected). The dates shown for service as a director include service as a director of the corporate predecessors of NiSource Inc. (incorporated in Indiana) and Northern Indiana Public Service Company.

Vote Required

In order to be elected, each nominee must receive more votes cast in favor of his or her election than against election. Broker non-votes will not be voted with respect to the election of directors and therefore will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Richard A. Abdoo, 66	2008
Since May, 2004, Mr. Abdoo has been President of R.A. Abdoo & Co. LLC, Milwaukee, Wisconsin, an environmental and energy consulting firm. Prior thereto, Mr. Abdoo was Chairman and Chief Executive Officer of Wisconsin Energy Corporation from 1991 until his retirement in April, 2004. He also served as President of Wisconsin Energy Corporation from 1991 to April 2003. Mr. Abdoo is a director of A.K. Steel Corporation and Renergy Holdings, Inc. and ZBB Energy Corp.

By virtue of his former positions as chairman and chief executive officer of a large electric and gas utility holding company, as well as his current positions as director of two other energy-related companies and a steel maker that is a major user of energy, Mr. Abdoo has extraordinary expertise and experience with the issues facing the energy industry in general and public utilities in particular. As a former chief executive officer, Mr. Abdoo understands well the issues facing executive management of a major corporation. Mr. Abdoo’s credentials as a registered professional engineer in several states allow him to offer a unique technical perspective on certain issues under consideration by the board. As a long-time champion of humanitarian and social causes, including on behalf of the Lebanese-American community, Mr. Abdoo brings expertise and understanding with respect to social issues confronting the Company. His commitment to and work on behalf of social causes earned him the Ellis Island Medal of Honor, presented to Americans of diverse origins for their outstanding contributions to their own ethnic groups and to American society.

Steven C. Beering, 77	1986
Chairman of the National Science Board, the governing board of the National Science Foundation, Washington, D.C., an independent Federal agency that promotes the progress of science. He is also President Emeritus of Purdue University, West Lafayette, Indiana.

Dr. Beering’s years of experience as president of a major research university and his current role as chairman of the National Science Board provide him with valuable expertise regarding the technical issues facing the Company, as well as the challenges of managing a large institution. As a result of his years of utility board service, Dr. Beering also has a deep understanding of the energy industry generally, the specific service territory and the particular issues the company has addressed in the past and currently addresses. His tenure as a director of the Company further allows him to provide a perspective that brings balance and stability to the board.

Dennis E. Foster, 69	1999
Principal, Foster Thoroughbred Investments, Lexington, Kentucky. Prior to his retirement in 2000, Mr. Foster was Vice Chairman of ALLTEL Corporation, Little Rock, Arkansas, a full service telecommunications and information service provider. Mr. Foster also is the non-executive Chairman of Windstream Corporation and a director of YRC Worldwide Inc. (formerly Yellow Roadway Corporation).

Mr. Foster’s experience as vice chairman of a telecommunications company, which was one of the earliest utilities to experience regulatory reform, has given him valuable expertise and experience with regulation and the regulatory process. He has extensive experience dealing with issues facing large public utilities and understanding shareholder expectations. Having formerly served as president and chief executive officer of a communications company, he has insight on managing people, overseeing business risk and understanding financial statements. As a result of currently serving as chairman of one company and director of another (including serving as chair of one company’s governance committee and another company’s compensation committee), Mr. Foster also has particular experience with corporate governance issues, as well as the capital markets, the challenges of financing in the current economy and the merger and acquisitions environment.

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Michael E. Jesanis, 53	2008
Since November 2007, Mr. Jesanis has been a principal with Serrafix, Boston, Massachusetts, a firm providing energy efficiency consulting and implementation services, principally to municipalities. From July 2004 through December 2006, Mr. Jesanis was President and Chief Executive Officer of National Grid USA, a natural gas and electric utility, and a subsidiary of National Grid plc, of which Mr. Jesanis was also an Executive Director. Prior to that, Mr. Jesanis was Chief Operating Officer of National Grid USA from January 2001 to July 2004.

By virtue of his former positions as president and chief executive officer, chief operating officer and, prior thereto, chief financial officer of a major electric and gas utility holding company, as well as his current role with an energy efficiency consulting firm, Mr. Jesanis has extraordinarily broad and deep experience with regulated utilities. He has strong financial acumen and extensive managerial experience, having led modernization efforts in the areas of operating infrastructure improvements, customer service enhancements and management-team development. Mr. Jesanis also demonstrates a commitment to education as the former chair of the board of a college and a current trustee (and chair of the audit committee) of a university. As a result of his former senior managerial roles and his non-profit board service, Mr. Jesanis also has particular expertise with board governance issues.

Marty R. Kittrell, 53	2007
Since December 2007, Mr. Kittrell has been Executive Vice President and Chief Financial Officer of Dresser, Inc., Dallas, Texas, a worldwide leader in providing highly-engineered products for the global energy industry. Prior thereto, Mr. Kittrell was Executive Vice President and Chief Financial Officer of Andrew Corporation from October 2003 to December 2007.

Mr. Kittrell brings to the board over 25 years of experience as a chief financial officer. He has served in the role of CFO at several public companies. As a result of this experience, he has significant expertise with financial reporting issues facing the Company, including SEC reporting, and Sarbanes-Oxley internal control design and implementation. His current position with a company that supplies infrastructure products to the energy industry gives Mr. Kittrell a particular familiarity with the issues facing the Company’s gas transmission and storage and gas distribution businesses. Mr. Kittrell also has extensive experience with mergers and acquisitions, and capital markets transactions. He formerly practiced accounting with a national accounting firm and is an active member of the AICPA, the National Association of Corporate Directors, Financial Executives International and the National Investor Relations Institute. Mr. Kittrell also shows a commitment to education through his service on the board of trustees of a university.

W. Lee Nutter, 66	2007
Prior to his retirement in 2007, Mr. Nutter was Chairman, President and Chief Executive Officer of Rayonier, Inc., Jacksonville, Florida, a leading supplier of high performance specialty cellulose fibers as well as timberlands and other higher value land holdings. Mr. Nutter was elected director of Rayonier, Inc. in 1996. He is also lead director of Republic Services Inc. and the non-executive Chairman of J.M. Huber Corporation.

Mr. Nutter’s former positions as chairman and chief executive officer of a forest products company, and his current positions as director of one company engaged in waste management and another involved in the forest products and energy industries, give him a particular familiarity with the issues involved in managing natural resources. These issues include compliance with environmental laws and exercising responsible environmental stewardship. Mr. Nutter also has an extensive background and familiarity in human resource and compensation issues, which complements well his service as chair of the Company’s Officer Nomination and Compensation Committee. In addition, as a former chief executive officer, Mr. Nutter understands how to address the complex issues facing major corporations.

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Deborah S. Parker, 56	2007
Since April 2008, Ms. Parker has been President and Chief Executive Officer of International Business Solutions, Inc. (“IBS”), Washington, D.C. IBS provides strategic planning and consulting services to profit and not-for-profit organizations. Before joining IBS, Ms. Parker was Executive Vice President and Chief Operations Officer of the National Urban League from July 2007 through April 2008. Prior thereto, Ms. Parker served in numerous operating positions, including Vice President of Global Quality at Ford Motor Company. During her tenure at Ford, Ms. Parker also served as Chief Executive Officer and Group Managing Director at Ford Motor Company of Southern Africa (Pty) Ltd. From September 2001 to December 2004.

Ms. Parker brings a unique combination of community development and industrial management experience to the board. As chief executive officer of a consulting firm and chief operating officer of a national civil rights organization dedicated to economic empowerment of historically underserved urban communities, Ms. Parker brings expertise and understanding with respect to the social and economic issues confronting the Company and the communities it serves. As a result of her 23-year career at a global manufacturing company, Ms. Parker has extensive experience managing industrial operations, including turning around several struggling business units, finding innovative solutions to management/union issues, quality control initiatives and rationalizing manufacturing and inventory. This experience positions her well to provide valuable insights on the Company’s operations and processes, as well as social issues confronting the Company.

Ian M. Rolland, 76	1978
Chairman of the Board since November 2006. Prior to his retirement in 1998, Mr. Rolland served as Chairman and Chief Executive Officer of Lincoln National Corporation, Ft. Wayne, Indiana, a provider of financial products and services. Mr. Rolland is on the board of advisors of CID Partners.

Mr. Rolland’s 21 years of experience as chief executive officer of a diversified financial services company, together with his past and current service on other boards of directors, including a major financial institution, a petroleum equipment company and a national corporate child care solution provider, provide him with a deep understanding of the challenges facing a major corporation and, particularly those involving finances and financial reporting. Mr. Rolland’s distinguished career, including his service as chair of a national insurance council and a national insurance association, as well as president of a national actuarial society, gives him a deep understanding of governance issues, organizational leadership, risk management and insurance matters. His tenure on the board further gives him a unique understanding of the Company and its evolution and growth, and allows him to provide a perspective that brings balance and stability to the board. His dedication and commitment to charitable and social causes is demonstrated through his past and present service on numerous non-profit boards which gives him an understanding of many of the social issues facing the Company. His services as a lifetime trustee and former chair of the Indiana chapter of The Nature Conservancy, a global conservation organization, provides him a deep understanding of the environmental issues affecting the Company.

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Robert C. Skaggs, Jr., 55	2005
Chief Executive Officer (“CEO”) of the Company since July 2005. President of the Company since October 2004. Prior thereto, Mr. Skaggs served as Executive Vice President, Regulated Revenue from October 2003 to October 2004, President of Columbia Gas of Ohio, Inc. from February 1997 to October 2003; President of Columbia Gas of Kentucky, Inc. from January 1997 to October 2003; President of Bay State Gas Company and Northern Utilities from November 2000 to October 2003; and President of Columbia Gas of Virginia, Inc., Columbia Gas of Maryland, Inc. and Columbia Gas of Pennsylvania, Inc. from December 2001 to October 2003.

The board believes it is important that the Company’s chief executive officer serve on the board. Mr. Skaggs has a unique understanding of the challenges and issues facing the Company. During his nearly 30 years with the Company, he has served in a variety of positions across the organization, including the legal and finance departments, president of a number of our gas distribution subsidiaries, executive vice president, Regulated Revenue, where he was responsible for developing regulatory strategies and leading external relations across all of our energy distribution markets, as well as our interstate pipeline system. He also led regulated commercial activities, including large customer and marketer relations, and energy supply services, as well as federal governmental relations. This wide and deep experience provides an incomparable knowledge of the Company’s operations, our markets and our people. Over the course of his career, Mr. Skaggs has been involved in a wide array of community-based organizations as well as a number of industry organizations, further providing him with a valuable perspective of the communities the Company serves and the issues facing our industry. He currently serves as Chair of the American Gas Association.

Richard L. Thompson, 70	2004
Prior to his retirement in 2004, Mr. Thompson was Group President, Caterpillar Inc., Peoria, Illinois, a leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Mr. Thompson also is a director of Gardner Denver, Inc. and Chairman of the Board of Lennox International, Inc.

In his prior role as group president of a large, publicly traded manufacturing company, Mr. Thompson had responsibility for its gas turbine and reciprocating engine business, as well as research and development activities. By virtue of this and prior positions, and his current directorships at two other companies serving the energy and utility industries, Mr. Thompson possesses significant experience in energy issues generally and gas turbine electric power generation and natural gas pipeline compression in particular. He is a graduate electrical engineer with experience in electrical transmission system design and generation system planning. This experience provides Mr. Thompson a valuable understanding of technical issues faced by the Company.

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Carolyn Y. Woo, 55	1998
Martin J. Gillen Dean and Ray and Milann Siegfried Professor of Entrepreneurial Studies, Mendoza College of Business, University of Notre Dame, Notre Dame, Indiana. Dr. Woo also is a director of AON Corporation and was a director of Circuit City, Inc. until 2009.

Dr. Woo’s role as dean of a major business school and her experience as a professor of entrepreneurship provide her a deep understanding of business principles and extensive expertise with management and strategic planning issues. Through her current and previous service on the boards of directors, audit committees and compensation committees of a number of public companies, including a global reinsurance and risk management consulting company, a pharmaceutical distribution company, an international automotive manufacturer, a financial institution and a major electronics retailer, Dr. Woo has developed an excellent understanding of corporate governance, internal control, financial and strategic analysis and risk management issues. Her responsibilities as dean of a major business school also provide her familiarity with the issues of managing a large organization. Dr. Woo is a leader in the areas of corporate social responsibility and sustainability, which adds an important perspective to the Company. She is also a current and past board member of several non-profit organizations, including an international relief organization, a global business school accreditation organization, leadership development organizations and an educational organization. This commitment to social and educational organizations provides Dr. Woo with an additional important perspective on the various community and social issues confronting the Company in the various communities that the Company serves.

CORPORATE GOVERNANCE

Director Independence

For many years, a substantial majority of the Company’s Board of Directors (the “Board”) has been comprised of “independent” directors. In order to assist the Board in making its determination of director independence, the Board has adopted categorical standards of independence consistent with the standards contained in Section 303A.02(b) of the NYSE Corporate Governance Listing Standards. The Company’s categorical standards of independence are listed in the Company’s Corporate Governance Guidelines, a copy of which can be found on the Company’s website at http://ir.nisource.com/governance.cfm.

The Board has affirmatively determined that all of the members of the Board (except Mr. Skaggs) and all nominees (except Mr. Skaggs) are “independent directors” as defined in Section 303A.02(b) of the NYSE Listing Standards and meet the standards for independence set by the Board.

Executive Sessions of Non-Management Directors

To promote open discussion among the non-management directors, the Board of Directors schedules regular executive sessions at meetings of the Board and the Corporate Governance Committee. All non-management directors are also members of the Corporate Governance Committee. The non-management members met separately from management seven times in 2009. Mr. Ian M. Rolland, the Chairman of the Board, serves as lead, or presiding director at the executive sessions of the non-management directors. All of the non-management members are “independent” directors.

Communications with the Board and Non-Management Directors

Stockholders and other interested persons may communicate any concerns they may have regarding the Company as follows:

•	Communications to the Board may be made to the Board generally, any director individually, the non-management directors as a group or the lead director of the non-management group by writing to the following address:

NiSource Inc.
Attention: [Board of Directors]/[Board
Member]/[Non-management Directors]/[Lead Director]
c/o Corporate Secretary
801 East 86th Avenue
Merrillville, Indiana 46410

•	The Audit Committee has approved procedures with respect to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters. Communications regarding such matters may be made by contacting the Company’s Ethics and Compliance Officer at ethics@nisource.com, calling the business ethics hotline at 1-800-457-2814, or writing to:

NiSource Inc.
Vice President, Ethics and Compliance
801 East 86th Avenue
Merrillville, Indiana 46410

Code of Business Conduct

The Board of the Company has adopted a Code of Business Conduct (the “Code”) to promote (i) ethical behavior including the ethical handling of conflicts of interest, (ii) full, fair, accurate, timely and understandable financial disclosure, (iii) compliance with applicable laws, rules and regulations, (iv) accountability for adherence to the Code and (v) prompt internal reporting of violations of the Code. The Code satisfies applicable Securities and Exchange Commission and NYSE requirements and applies to all directors, officers (including the Company’s principal executive officer, principal financial officer, and principal accounting officer and controller) and employees of the Company and its affiliates. A copy of the Code is available on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Any waiver of the Code for any director, Section 16 officer or senior executive may be made only by the Audit Committee of the Board and must be promptly disclosed to the extent and in the manner required by the Securities and Exchange Commission or the NYSE and posted on the Company’s website. No waivers have been granted under the Code.

Corporate Governance Guidelines

The Corporate Governance Committee is responsible for reviewing and reassessing the Corporate Governance Guidelines periodically and will submit any recommended changes to the Board for its approval. A copy of the Corporate Governance Guidelines can be found on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Board Leadership Structure and Risk Oversight

The Company’s Corporate Governance Guidelines state that the Company should remain free to configure leadership of the Board in the way that best serves the Company’s interests at the time and, accordingly, the Board has no fixed policy with respect to combining or separating the offices of Chairman and Chief Executive Officer. If the Chairman is not an independent director, the Board will choose a lead director to serve as chair of the Corporate Governance Committee and as the presiding director for purposes of the NYSE rules.

Since late 2006, the offices of Chairman and Chief Executive Officer of the Company have been held by different individuals, with the Chairman being an independent director. In deciding to separate the offices, the Board believed that having a director with a long tenure serve as Chairman would help ensure continuity and stability during a transition period between Chief Executive Officers. The Board believes that the independent chair arrangement continues to serve the Company well.

The Board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with operations, credit, energy supply, financing and capital investments. The Board administers its oversight function through utilization of its various committees, as well as through a Risk Management Committee, consisting of members of the Company’s senior management, which is responsible for the risk management process. The Audit Committee discusses with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements and is responsible for overseeing the risk management program generally. In addition, the Finance Committee, Officer Nomination and Compensation Committee and the Environmental, Safety and Sustainability Committee are each charged with overseeing the risks associated with their respective areas of responsibility. The Audit Committee receives regular updates on the activities of the Risk Management Committee and any significant policy breach.

Meetings and Committees of the Company’s Board of Directors

The Board met five times during 2009. Each director attended at least 89% of the combined total number of the Company’s Board meetings and the meetings of the committees on which he or she was a member. The Board has established five standing committees to assist the Board in carrying out its duties: the Audit Committee; the Corporate Governance Committee; the Environmental, Safety and Sustainability Committee (“ES&S”); the Finance Committee; and the Officer Nomination and Compensation Committee (“ON&C”). Pursuant to the Company’s Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting. All incumbent directors attended the 2009 Annual Meeting of Stockholders. The following table shows the composition of each Board committee during 2009.

Corporate
Director	Audit		Governance	ES&S	Finance		ON&C
Richard A. Abdoo			X	X	X		X
Steven C. Beering	X		X	X			X
Dennis E. Foster	X	*	X		X
Michael E. Jesanis	X		X	X	X
Marty R. Kittrell	X		X		X
W. Lee Nutter			X	X	X		X	*
Deborah S. Parker			X	X	X		X
Ian M. Rolland	X		X *
Richard L. Thompson	X		X		X	*
Carolyn Y. Woo	X		X	X*			X

*	Chairperson

Audit Committee

The Audit Committee met nine times in 2009. Among other things, the Audit Committee is responsible for monitoring:

•	the integrity of the Company’s financial statements;

•	the independent auditors’ qualifications and independence;

•	the performance of the Company’s internal audit function and the independent auditors; and

•	the compliance by the Company with legal and regulatory requirements.

The charter for the Audit Committee can be found on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

The Board has determined that all of the members of the Audit Committee are independent as defined under the applicable NYSE and SEC rules and meet the additional independence standard set forth in the Corporate Governance Guidelines. The Audit Committee has reviewed and approved the independent registered public accountants, both for 2009 and 2010, and the fees relating to audit services and other services performed by them.

For more information regarding the Audit Committee please see the Audit Committee Report.

Corporate Governance Committee

The Corporate Governance Committee met five times in 2009. The Corporate Governance Committee is responsible for:

•	nomination and compensation of directors;

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•	recommending to the Board director nominees for election at the next annual meeting of the stockholders;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the performance of the Board and CEO.

Pursuant to the Corporate Governance Guidelines, the Committee, with the assistance of the Company’s staff, reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed. The Committee is also responsible for the evaluation of the CEO’s performance and the direct reports of the CEO. The Committee reviews and approves the Company’s goals and objectives relevant to the CEO and his direct reports’ and evaluates their performance in light of those goals and objectives and after receiving input from the Board of Directors. The Chair of the Committee reports the Committee’s findings to the Officer Nomination and Compensation Committee, which uses these findings to set the compensation of the CEO and his direct reports.

The Committee identifies and screens candidates for director and makes its recommendations for director to the Board as a whole. The Committee has the authority to retain a search firm to help it identify director candidates to the extent it deems necessary or appropriate. Based on the Committee’s recommendations, the Board as a whole selects the candidates for director. In considering candidates for director, the Committee considers the nature of the expertise and experience required for the performance of the duties of a director of a company engaged in the company’s business, as well as each candidate’s relevant business, academic and industry experience, professional background, age, current employment, community service and other Board service. Pursuant to the Corporate Governance Guidelines, the Committee also considers the racial, ethnic and gender diversity of the Board. The Committee seeks to identify and recommend candidates with a reputation for and record of integrity and good business judgment who (1) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, (2) are effective in working in complex collegial settings, (3) are free from conflicts of interest that could interfere with a director’s duties to the Company and its stockholders and (4) are willing and able to make the necessary commitment of time and attention required for effective Board service. The Committee also takes into account the candidate’s level of financial literacy. The Corporate Governance Committee monitors the mix of skills and experience of the directors in order to assess whether the Board has the necessary tools to perform its oversight function effectively. The Committee also assesses the diversity of the Board as part of its annual self-assessment process. The Committee will consider nominees for directors recommended by stockholders and will use the same criteria to evaluate candidates proposed by stockholders.

The Board has determined that all of the members of the Corporate Governance Committee are independent as defined under the applicable NYSE rules and meet the additional independence standard set forth in the Corporate Governance Guidelines by the Board.

The charter for the Corporate Governance Committee can be found on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

For information on how to nominate a person for election as a director at the 2011 Annual Meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2011 Annual Meeting.”

Environmental, Safety and Sustainability Committee

The Environmental, Safety and Sustainability Committee met four times during 2009. The Board changed the name of the Committee from Environmental, Health & Safety to Environmental, Safety & Sustainability to reflect its oversight of programs and performance relative to sustainability matters. In addition, the Committee reviews the results of environmental compliance of the Company and considers environmental public policy issues as well as health and safety issues affecting the Company. The charter for this Committee can be found on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Finance Committee

The Finance Committee met nine times during 2009. This Committee is responsible for overseeing and monitoring the financial plans of the Company, capital structure and financial risk. The charter for the Finance Committee can be found on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary.

Officer Nomination and Compensation Committee

The Officer Nomination and Compensation Committee met six times in 2009. The charter for the Officer Nomination and Compensation Committee can be found on the Company’s website at http://ir.nisource.com/governance.cfm and will be provided by the Company to any stockholder who requests it in writing from the Company’s Corporate Secretary. Pursuant to the charter, this Committee advises the Board with respect to nomination, evaluation, compensation and benefits of the Company’s executives. In that regard, the Committee:

•	approves the CEO’s compensation based on the Corporate Governance Committee’s report on its evaluation of the CEO’s performance;

•	makes recommendations to the Board with respect to (1) compensation of executive officers of the Company and (2) incentive-compensation plans and equity-based plans;

•	reviews and approves periodically a general compensation policy for other officers of the Company and officers of its principal affiliates;

•	recommends Company officer candidates for election by the Board;

•	oversees the evaluation of management; and

•	produces the Officer Nomination and Compensation Committee Report on Executive Compensation included in this proxy statement.

All of the directors serving on the Committee are (i) independent as defined under the applicable NYSE rules and meet the additional independence standard set forth in the Corporate Governance Guidelines, (ii) “non-employee directors” as defined under the Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks.

DIRECTOR COMPENSATION

Director Compensation.  The Company uses a combination of cash and stock-based awards to attract and retain highly qualified candidates to serve on the Board. Only non-employee directors receive director compensation, therefore, since Mr. Skaggs is an employee of the Company, he does not receive compensation for his service as a Board member.

The Company currently pays each director who is not receiving a salary from the Company an annual retainer of $165,000, consisting of $82,500 in cash and an award of restricted stock units valued at $82,500, under the Company’s Non-employee Director Stock Incentive Plan. The cash retainer and the restricted stock units are paid and granted in arrears in four equal installments on the last business day of each calendar quarter. The number of restricted units issued each quarter is determined by dividing the value of the grant by the closing price of the Company’s common stock on the last business day of the relevant quarter.

In keeping with industry trends, the Board continues to provide additional compensation to those directors who take on additional responsibilities and serve as the chair of a Board committee. The annual committee chair fees are: Audit Committee $20,000; Officer Nomination & Compensation Committee $18,000, and the Finance Committee and Environmental Safety & Sustainability Committee $15,000. The chairman of the Board also serves as the chair of the Corporate Governance Committee and receives additional annual compensation of $135,000 per year. Fees paid to the chairman of the Board and the committee chairs are paid in cash in four equal installments in arrears. Fees are also prorated based on when Board and committee service begins or ends.

Director Retirement Plan — (Discontinued).  On March 25, 2008, the Board elected to terminate any future accrual of benefits under the Retirement Plan beyond May 13, 2008. The Company’s Non-employee Director Retirement Plan provided a retirement benefit for each non-employee director serving on the Board who was originally elected or appointed to the Board on or before December 31, 2001, who had completed at least five years of service on the Board and who did not elect to opt out of the plan during 2002. The benefit under the Retirement Plan was a monthly amount equal to one-twelfth of the annual retainer for Board service in effect at the time of the director’s retirement from the Board and would be paid for 120 months, or the number of full months of service the individual served as a non-employee director of the Company, whichever was less.

As a result of the Board electing to terminate any future accrual of the benefits under the Retirement Plan, Drs. Beering and Woo made an election to receive the value of their accrued benefit in cash or restricted stock units under the Non-employee Director Stock Incentive Plan, or a combination thereof. Dr. Beering elected to receive his benefit 50% in cash and 50% in restricted stock units. Dr. Woo elected to receive her benefit 60% in cash and 40% in restricted stock units. The restricted stock units were issued on May 13, 2008, and will be distributed after the director leaves the Board in accordance with the provisions of the Non-employee Director Stock Incentive Plan. The cash portions were paid in January 2009 and reflected in the Director Compensation table.

Non-employee Director Stock Incentive Plan.  The provisions of the Plan permit the Board to approve awards of restricted stock or restricted stock units. All grants of restricted stock vest in 20% increments over five years. There are currently no outstanding grants of restricted stock. All grants of restricted stock units vest immediately but are not distributed until the non-employee director terminates or retires from the Board. With respect to restricted stock, dividends are paid to holders in cash on the date dividends are actually paid to stockholders of the Company. With respect to restricted stock units, additional restricted stock units are credited to each non-employee director to reflect dividends paid to stockholders of the Company with respect to common stock. The restricted stock units have no voting or other stock ownership rights and are payable in shares of the Company’s common stock upon the directors termination of service from the Board. Restricted stock units granted after January 1, 2004, will be paid in shares six months after the date of termination from the Board.

The Board may designate that a scheduled award will consist of nonqualified stock options to purchase shares of the Company’s common stock rather than shares of restricted stock or restricted stock units. In such event, in lieu of shares of restricted stock or restricted stock units, each non-employee director would be granted a nonqualified stock option with a market value on the date of any such grant equal to the dollar value of the grant otherwise scheduled to be made to such non-employee director on such date. Grants of nonqualified stock options vest in 20% annual increments and become fully vested on the fifth anniversary of the date of the grant. The grants will vest immediately upon the director’s death, disability or retirement after attaining age 70, or the effective date of a change in control of the Company. No awards of nonqualified stock options have been made under the Plan.

Director’s Stock Ownership.  In 2008, the Board updated its Corporate Governance Guidelines to include stock ownership requirements for its directors. Within five years of adopting these ownership requirements, each non-employee director is required to hold an amount equal to or greater than four times the annual cash retainer paid to directors by the Company. Company stock that counts towards satisfaction of this requirement includes shares purchased on the open market, awards of restricted stock or restricted stock units through the Non-employee Director Stock Incentive Plan, and shares beneficially owned in a trust or by a spouse or other immediate family member residing in the same household.

Each director has a significant portion of their compensation directly aligned with long-term stockholder value. During 2009, fifty (50%) of the Board’s annual retainer was awarded in restricted stock units. Each unit is equal to one share of common stock and is not distributed to the director until the director leaves the Board.

The table below shows the number of shares of common stock beneficially owned by each director, the number of non-voting restricted stock units that have been awarded, and the total as of March 1, 2010.

			Total Number of
			Shares of Common
			Stock and
	Amount and Nature of	Non-Voting Stock	Non-Voting Stock
Name of Beneficial Owner	Beneficial Ownership(1)	Based Units	Units(2)
Richard A. Abdoo	1,500	11,309	12,809

Steven C. Beering	7,643	46,729	54,372

Dennis E. Foster	54,028	38,749	92,777

Michael E. Jesanis	4,000	11,309	15,309

Marty R. Kittrell	6,000	16,414	22,414

W. Lee Nutter	30,000	16,414	46,414

Deborah S. Parker	9,500	16,656	26,156

Ian M. Rolland(3)	26,777	44,216	70,993

Richard L. Thompson	5,000	33,531	38,531

Carolyn Y. Woo	4,000	39,074	43,074

(1)	The number of shares owned includes shares held in the Company’s Automatic Dividend Reinvestment and Share Purchase Plan.

(2)	The number includes shares that are beneficially owned and non-voting restricted stock units provided in accordance with the Non-employee Director Stock Incentive Plan.

(3)	The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but for which Mr. Rolland disclaims beneficial ownership.

Director Compensation

The table below sets forth all compensation earned by NiSource’s non-employee directors in 2009. Mr. Skaggs is the Company’s only employee director and does not receive any separate compensation for his service on the Board.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)
Richard A. Abdoo	82,500	82,500	—	165,000

Steven C. Beering	89,835	82,500	310,711	483,046

Dennis E. Foster	102,500	82,500	212	185,212

Michael E. Jesanis	82,500	82,500	421	165,421

Marty R. Kittrell	82,500	82,500	—	165,000

W. Lee Nutter	95,165	82,500	83	177,748

Deborah S. Parker	82,500	82,500	71	165,071

Ian M. Rolland	217,500	82,500	788	300,788

Richard L. Thompson	100,500	82,500	1,987	184,987

Carolyn Y. Woo	97,500	82,500	283,895	463,895

(1)	The fees shown include the annual cash retainer fee paid throughout the year to each director and Board and committee chair fees.

(2)	This column shows the aggregate grant date fair value based on the average market price of the Company’s common stock at the date of grant.

(3)	The amounts shown for Drs. Beering and Woo include amounts received as a result of the discontinuance of the Non-employee Director Retirement Plan as discussed above. The value of the accrued pension benefit paid in cash to Dr. Beering was $310,089 and the amount to Dr. Woo was $283,895. See “Director Retirement Plan” above for a discussion of the retirement plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about those persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock.

	Amount and Nature of	Percent of Class
Name and Address of Beneficial Owner	Beneficial Ownership	Outstanding

T. Rowe Price Associates, Inc.(1)	27,574,986	10%
100 East Pratt Street Baltimore, MD 21202-1008

BlackRock, Inc.(2)	25,052,615	9.1%
40 East 52nd Street New York, NY 10022

AXA Financial, Inc.(3)	19,729,034	7.2%
1290 Avenue of the Americas New York, NY 10104

State Street Corporation(4)	14,394,348	5.2%
One Lincoln Street Boston, MA 02111

(1)	As reported on an amendment to statement on Schedule 13G filed with the Securities and Exchange Commission on behalf of T. Rowe Price Associates, Inc. on February 12, 2010. These securities are owned by various individual investors to which T. Rowe Price Associates, Inc. serves as investment advisor. T. Rowe Price Associates, Inc. has sole voting power with respect to 5,490,748 and sole dispositive power with respect to 27,539,186 of the shares reported as beneficially owned. T. Rowe Price Associates, Inc. expressly disclaims that it is the beneficial owner of these securities.

(2)	As reported on a statement on Schedule 13G filed with the Securities and Exchange Commission on behalf of BlackRock, Inc. on January 29, 2010. These securities are owned by various individual investors to which BlackRock, Inc. serves as investment advisor. BlackRock has sole voting and sole dispositive power with respect to all the shares reported as beneficially owned

(3)	As reported on a statement on Schedule 13G filed with the Securities and Exchange Commission on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc. on February 12, 2010. The AXA entities in the aggregate have sole voting power with respect to 14, 643,575 and sole dispositive power with respect to 19,729,034 of the shares reported as beneficially owned. One of the subsidiaries of AXA Financial, Inc., AllianceBernstein, has sole voting power with respect to 14,055,573 and sole dispositive power with respect to 18,262,115 shares and therefore beneficially owns more than 5% of the Company’s common stock. Each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA expressly disclaims that it is the beneficial owner of these securities.

(4)	As reported on a statement on Schedule 13G filed with the Securities and Exchange Commission on behalf of State Street Corporation on February 12, 2010. State Street Corporation has shared voting power and shared dispositive power with respect to all of the shares reported as beneficially owned. State Street Corporation expressly disclaims that it is, the beneficial owner of these securities.

The following table contains information about the beneficial ownership of the Company’s common stock as of March 1, 2010 for each of the directors, nominees and Named Officers, and for all directors and executive officers as a group.

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)(2)

Richard A. Abdoo	1,500
Steven C. Beering	7,643
Dennis E. Foster	54,028
Christopher A. Helms	74,162
Michael E. Jesanis	4,000
Marty R. Kittrell	6,000
W. Lee Nutter	30,000
Michael W. O’Donnell	466,645
Deborah S. Parker	9,500
Ian M. Rolland(3)	26,777
Robert C. Skaggs, Jr.	403,427
Stephen P. Smith	18,206
Jimmy D. Staton	23,288
Richard L. Thompson	5,000
Carolyn Y. Woo	4,000
All directors and executive officers as a group (19 persons)	1,231,546

(1)	The number of shares owned includes shares held in the Company’s Dividend Reinvestment and Stock Purchase Plan, shares held in the Company’s Retirement Savings Plan (the “401(k)”), shares held in the Company’s Employee Stock Purchase Plan and restricted shares awarded under the Company’s 1994 Long-Term Incentive Plan (the “Incentive Plan”). The percentages of common stock owned by any director or Named Officer, or all directors and executive officers as a group, does not exceed one percent of the common stock outstanding as of March 1, 2010.

(2)	The totals include shares for which the following individuals have a right to acquire beneficial ownership, within 60 days after March 1, 2010, by exercising stock options granted under the Incentive Plan: Robert C. Skaggs, Jr. — 281,479 shares; Michael W. O’Donnell — 368,152 shares; Christopher A. Helms — 28,571 shares; and all executive officers as a group — 687,636 shares.

(3)	The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but for which Mr. Rolland disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy and Decisions

The Officer Nomination and Compensation Committee, referred to as the “Committee” throughout the Compensation Discussion and Analysis, is composed entirely of independent directors. The Committee administers the executive compensation programs. It approves the compensation of the Chief Executive Officer (“CEO”), based on the Corporate Governance Committee’s report on its evaluation of CEO performance. The Committee also makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans and reviews and approves the general compensation policy for other officers of the Company and officers of its principal affiliates. Further, the Committee makes recommendations to the Board with respect to the specific compensation of the CEO’s direct executive reports, which we refer to as the Company’s senior executives.

The Company’s executive compensation program is designed to attract and retain highly qualified executives and provide compensation in a manner that is aligned with the Company’s strategic plan to create additional stockholder value. The compensation policy is designed to relate total compensation to corporate performance, while remaining competitive with the compensation practices of competitors in the energy industry and, to a lesser extent, general industry. Total compensation opportunities are defined as the sum of base salary, annual incentives and the grant date value of long-term incentives (LTI).

Prior to May 2009, the Committee engaged the services of Hewitt Associates, an executive compensation consulting firm, to advise it with respect to compensation design, comparative compensation practices, and other compensation matters. The Company paid $71,284 to Hewitt for these consulting services. Under separate agreements, Hewitt also provides other services to the Company, including benefits administration, actuarial services, and health and welfare consulting. For 2009, the total amounts paid to Hewitt for its services to the Company and its pension trusts was $8,057,584. The Committee’s decision to engage Hewitt to provide consulting services to the Committee was independent of the Company’s engagement of Hewitt for these other services. The Committee instructed Hewitt that its executive compensation consultant was to act independently of management with respect to the executive compensation services Hewitt provides to the Committee. The same executive compensation consultant worked with the Committee for several years. He did not receive any incremental compensation from Hewitt for Hewitt’s provision of any other services to the Company and he did not receive any individual incentives for cross-selling other Hewitt services. He did not manage the overall relationship with the Company, and the Committee reasonably believes that his judgments were not in any way influenced by the other work Hewitt performed. Nevertheless, in order to further strengthen the Company’s governance practices, the Corporate Governance Committee, at its January 2009 meeting, unanimously approved a change in Board policy such that, following a transition period of no more than six months, future executive compensation consultants advising the Committee would not be retained to provide any other services to the Company, its affiliates or its senior executive officers. Accordingly, in May 2009 the Committee retained the services of Exequity as an independent executive compensation consultant. Exequity provides no other services to the Company or its affiliates. The Committee meets with the executive compensation consultant in executive session without management present.

For its 2009 compensation considerations, the Committee engaged Hewitt to provide the Committee survey information for a group of energy companies, including gas, electric, combination utility, and natural gas transmission companies. For its 2009 considerations, the Committee approved the following energy company comparative group:

Energy Company Comparative Group

AGL Resources Inc	Nicor Inc.
Allegheny Energy, Inc.	Pepco Holdings, Inc.
Ameren Corporation	PG&E Corporation
American Electric Power Company, Inc.	PNM Resources, Inc.
Aquila, Inc.	PPL Corporation
CenterPoint Energy, Inc.	Public Service Enterprise Group
CMS Energy Corporation	Questar Corp
Dominion Resources, Inc.	SCANA Corporation
DTE Energy Company	Sempra Energy
Duke Energy Corporation	Southern Company
El Paso Corp	TXU Corp.
Equitable Resources Inc.	WGL Holdings, Inc.
FirstEnergy Corp	Williams Cos Inc.
Kinder Morgan Energy — LP

In making its recommendations concerning the various components of executive compensation, the Committee takes into account various factors, including:

•	the competitiveness of the Company’s programs, based upon competitive market data (described more fully below);

•	the attainment of established business and financial goals for the Company; and

•	an executive’s position, level of responsibility, and performance, as measured by his or her individual contribution to the Company’s achievement of its business objectives.

In making its compensation decisions for the CEO, the Committee considers the Corporate Governance Committee’s evaluation of the CEO’s performance. Under the Company’s governance structure, the Corporate Governance Committee has the responsibility to evaluate the CEO’s performance. The Corporate Governance Committee also meets with the CEO and the Senior Vice President, Human Resources, to review the performance of the other senior executives. In this meeting, the Corporate Governance Committee also reviews the Company’s succession plans for senior executives. Because all of the members of the Committee are also members of the Corporate Governance Committee, each member of the Committee participates in this performance review discussion.

For 2009, the Committee considered the performance reviews of senior executives in making its compensation recommendations to the Board. The Committee recommends adjustments to compensation based upon the individual’s contributions to the Company, the achievement of predetermined goals and the performance of the business. The Committee discusses and considers these factors, and then makes compensation recommendations to the full Board, which takes the final action on these matters. The Board accepted all of the Committee’s recommendations in 2009.

Elements of Compensation

The executive compensation program consists of: base salary; an annual incentive plan; long-term incentive opportunities; benefit programs (including pension, retirement savings, deferred compensation and health and welfare); a limited amount of perquisites; and post-termination benefits. With respect to balancing these elements, the Committee considers competitive conditions, internal comparisons, Company and individual performance and evolving governance practices.

The Committee approves compensation for Robert C. Skaggs, Jr., President and CEO. The Committee makes recommendations to the Board with respect to the compensation of the Company’s other senior executive officers, which includes all of the other Named Officers (the Named Officers, in addition to the CEO, are the Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2009).

The Committee’s overall compensation philosophy is to provide a competitive total compensation program based on the range of compensation paid by similar energy companies, taking into account the Company’s performance. The Committee seeks to align executive compensation with Company performance.

2009 Base Salary Freeze for Named Officers.  Generally, the Committee targets base salary at the range of compensation paid by the companies in the Energy Company Comparative Group in order to be competitive for these executive positions, and reviews the base salary of the Company’s senior executives annually. For 2009, however, Mr. Skaggs recommended, and the Committee approved, that the Company should freeze the base salaries of its senior executives, including all of the Named Officers. The Committee determined that, despite the strong performance of Mr. Skaggs and his senior executive team in meeting the Company’s operational and financial objectives during 2008, this action was appropriate given the then-current economic climate and the Company-wide cost-savings initiatives being implemented in 2009.

2009 Annual Incentive Plan.  The Committee determines annual incentive ranges for all senior executives under the NiSource Corporate Incentive Plan, which is a broad-based plan that extends to most employees within the organization. The purpose of this component is to provide an incentive opportunity for employees based upon the annual performance of the Company. As in past years, every eligible employee has an incentive level that identifies their incentive opportunity at trigger, target and stretch.

In determining incentive compensation ranges, the Committee considered benchmark information, advice from the compensation consultant, historical payouts and individual executive performance. The Committee did not change the incentive compensation ranges for incumbent Named Officers from their 2008 levels.

The incentive ranges for the Named Officers, stated as a percentage of base salary, under the Corporate Incentive Plan in 2009 were:

Robert C. Skaggs, President and Chief Executive Officer	35% to 105% with a target of 70%
For the other Named Officers	32.5% to 97.5% with a target of 65%

Under the 2009 NiSource Corporate Incentive Plan (“Incentive Plan”), the Board established a corporate trigger financial goal of $1.05 of net operating earnings per share (after accounting for the cost of any incentive payout). The Company uses net operating earnings, a non-GAAP financial measure, for determining financial performance for its incentive compensation plans because the Board and management believes this measure better represents the fundamental earnings strength and performance of the Company. NiSource uses this measure internally for budgeting and for reporting to the Board. Net operating earnings is defined as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items, such as weather, gains and losses on the sale of assets, and certain out-of-period items and reserve adjustments. The Board further established a corporate target financial goal of $1.10 of net operating earnings per share and a stretch financial goal of $1.15 net operating earnings per share.

In addition to the corporate operating earnings measure, the Incentive Plan also established earnings and cash flow goals for the Company’s three business units. The respective units had goals at trigger, target and stretch levels. For employees in the Company’s respective business units, 25% of their incentive opportunity was based upon overall corporate performance, 37.5% was based upon business unit earnings and 37.5% was based upon business unit cash from operations. Most of the employees in the corporate services functions were allocated to business units for incentive purposes, based upon where their work was focused. For the remaining employees in the corporate services functions, 100% of their incentive opportunity was based upon overall corporate performance. For senior executives, including all the Named Officers, the Board established three measures for incentive purposes: net operating earnings per share; corporate funds from operations; and total debt as of December 31, 2009. The Board established these goals based upon its determination that these measures were vital to the Company’s performance in 2009 and to increasing shareholder value. The specific measures were as follows:

	Net Operating Earnings	Funds From Operations	Total Debt
	Per Share (Non-GAAP)	(Millions)	(Millions)

Stretch	$1.15	$1,200	$7,400
Target	$1.10	$1,100	$7,500
Trigger	$1.05	$1,000	$7,600

If the Company and, where applicable, the business unit, meet their respective goals, employees in good standing are eligible to receive an incentive in accordance with the plan. The Committee retains the discretion once the trigger is met to pay incentives under the Incentive Plan for each Named Officer. Additionally, a profit sharing contribution of between 0.5% and 1.5% of an employee’s eligible earnings may be made to the account of each eligible employee, including the Named Officers, in the Company’s Retirement Savings Plan, based on the overall corporate financial performance measure.

In 2009, the Company achieved $1.07 of net operating earnings per share (after accounting for the cost of any incentive payout). Because the Company exceeded the trigger level of financial performance, the Committee deemed it appropriate to fund the portion of the incentive pool based upon corporate performance at a level of 70% of target. The funding of the portions of the incentive pool based upon business unit performance varied. The NiSource Gas Transmission and Storage (’NGT&S”) business unit exceeded its stretch goals for both earnings and cash from operations. The NiSource Gas Distribution (“NGD”) business unit met its target goal for earnings but exceeded its stretch goal for cash from operations. The Northern Indiana Energy (“NIE”) business unit failed to meet its trigger goal for earnings and exceeded its stretch goal for cash from operations. Mr. Skaggs requested that the Committee and Board fund the corporate services function at 100% of target because much of the work that had been done in 2009 to address financial issues, increase corporate cash flow, and access the credit markets had been accomplished by employees in the corporate services group. The Committee agreed to Mr. Skaggs’ request. The

Committee recommended to the Board, based upon the corporate performance and the respective business units’ performance, that overall payouts to the respective units be funded as follows:

•	NGT&S at 130% of target (25% of the incentive opportunity at 70% of target and 75% of the opportunity at 150%);

•	NGD at 111.25% of target (25% of the incentive opportunity at 70% of target, 37.5% of the opportunity at 100% and 37.5% of the opportunity at 150%);

•	NIE at 73.75% of target (25% of the incentive opportunity at 70% of target, 37.5% of the opportunity at 0% and 37.5% of the opportunity at 150%); and

•	Corporate at 100% of target.

The Board accepted the Committee’s recommendations regarding the Incentive Plan.

Further, the Company made a profit sharing contribution of 0.5% of an employee’s eligible earnings, including those of the Named Officers, to the respective employees’ accounts in the Company’s Retirement Savings Plan.

2009 Incentive Plan Payouts to the Named Officers.  In January, 2010, Mr. Skaggs, as he had in prior years, requested that he not receive his cash payout for 2009 under the Incentive Plan, which would have been $690,000. The Committee agreed to this request. The Committee, in place of the cash payment, however, granted Mr. Skaggs 46,685 restricted stock units, which had a face value of $690,000 as of the date of the grant, January 22, 2010. The service conditions for these units lapse January 22, 2013. The Committee granted these units to Mr. Skaggs to recognize his leadership and the Company’s performance in 2009 in the face of a severe economic recession and highly stressed capital markets, including: the achievement of the Company’s net operating earnings per share, funds from operations, and total debt goals; the successful execution of a comprehensive liquidity plan; maintaining an investment-grade credit rating; and achieving total stockholder return of nearly fifty percent.

Mr. Skaggs made recommendations to the Committee with respect to the award of incentive payouts to senior executives, including all of the Named Officers, for 2009. With respect to the incentive goals for senior executives the Board established for 2009, the Company exceeded the trigger goal for net operating earnings per share and exceeded the stretch goals for senior executive’s funds from operations and debt. The Committee considered Mr. Skaggs’ recommendations, as well as overall corporate performance, the contributions of the individual executives, the individual executive’s incentive range and the funding level of the incentive pool approved by the Board. The Committee, in turn, made its recommendation to the Board. The Board accepted all of the Committee’s recommendations for incentive payouts. The incentive payouts for 2009 to the Named Officers were as follows.

•	Mr. O’Donnell received an incentive payout of $300,000 based upon his performance and his individual contributions to the Company’s performance, including his work with the NIE business unit and support of the NIE rate case and his strategic planning and management of EnergyUSA-TPC Corp. and Lake Erie Land.

•	Mr. Smith received an incentive payout of $500,000 based upon his performance and his individual contributions to the Company’s performance. His contributions included: the successful execution of a comprehensive liquidity plan that included the reduction of planned capital spending and working capital requirements for 2009, the refinancing of more than $2 billion in debt (enabling the Company to address its financing requirements through 2011), and the adoption of an expanded dividend reinvestment plan; maintaining an investment-grade credit rating; strengthening the financial and strategic planning process; and the ongoing execution of a comprehensive restructuring of the finance organization.

•	Mr. Helms received an incentive payout of $500,000 based upon his performance and his individual contributions to the Company’s performance. His contributions included: the attainment by NGT&S of its stretch financial goals; the delivery of key growth projects, on time and under budget; increasing net revenue by more than $55 million from growth projects, short-term transportation and storage services, and mineral rights leasing; and the successful execution of an organizational optimization initiative.

•	Mr. Staton received an incentive payout of $450,000 based upon his performance and his individual contributions to the Company’s performance. His contributions included: the attainment by NGD of its target earnings goal and exceeded the stretch goal for cash from operations; increasing net revenues by nearly $70 million; delivery on an extensive array of regulatory initiatives in Massachusetts, Ohio, Kentucky, Maryland, and Virginia; and providing leadership for the NIE strategic planning initiative and an NGT&S customer initiative.

Long-Term Incentive Plan (LTIP).  The Company’s compensation program includes a long-term incentive component of equity-based compensation. The purpose of this component includes:

•	aligning executives’ compensation with the long-term strategic plan of the Company;

•	aligning the interests of the executives with the interests of its long-term stockholders in increasing the value of the Company’s stock; and

•	providing competitive compensation so that the Company can recruit and retain executive talent.

Under the LTIP, the Committee may award stock options, stock appreciation rights, performance units, restricted stock awards, and contingent stock awards. The Committee considers base salaries of the executive officers, prior awards under the LTIP, and the Company’s total compensation philosophy in establishing long-term incentive awards. The actual compensation value of awards under the LTIP depends on actual stock price appreciation and total stockholder return.

The Company’s philosophy is that the preponderance of its long-term incentive award opportunities be performance based. Accordingly, 75% of the total long-term incentive opportunity during 2009 for each of the Named Officers was in the form of contingent stock, while 25% was in the form of restricted stock. The contingent stock is contingent upon the Company meeting certain performance goals over the two-year period from 2009 through 2010. In addition to the performance restrictions, the stock is also subject to an employment restriction through January 31, 2010. The contingent stock has three performance measures, each with a one-third weighting. The measures are cumulative net operating earnings over the two-year period, cumulative funds from operations over the two-year period and total debt as of December 31, 2010. The Committee selected these measures because it was their view that they were key drivers to the enhancement of long-term stockholder value. If the threshold level of performance is exceeded on a particular measure, the executive could receive up to a maximum of 150% of the value of that portion of the grant. The measures and goals are:

One-third weighting — cumulative net operating earnings per share for 2009-2010

•	$2.13 — 100% of the value attributable to the measure

•	$2.15 — 110% of the value attributable to the measure

•	$2.17 — 120% of the value attributable to the measure

•	$2.19 — 130% of the value attributable to the measure

•	$2.21 — 140% of the value attributable to the measure

•	$2.23 — 150% of the value attributable to the measure

One-third weighting — funds from operations for 2009-2010 (millions)

•	$1,950 — 100% of the value attributable to the measure

•	$1.975 — 110% of the value attributable to the measure

•	$2,000 — 120% of the value attributable to the measure

•	$2,025 — 130% of the value attributable to the measure

•	$2,050 — 140% of the value attributable to the measure

•	$2,075 — 150% of the value attributable to the measure

One-third weighting, total debt as of December 31, 2010 does not exceed $7,450,000,000.

If prior to the lapse of the conditions, the employee terminates employment (1) due to retirement, having attained age 55 and completed ten years of service, (2) due to disability, or (3) due to death with less than or equal to

12 months remaining in the performance period, the employee will receive a pro rata portion of the contingent stock upon the performance conditions being met. If prior to the lapse of the performance conditions, the employee terminates employment due to death with more than 12 months remaining in the performance period, the employee will receive a pro rata portion of the contingent stock as if the performance conditions had been met. Termination due to any other reason will result in all contingent stock awarded being forfeited effective as of the employee’s date of termination.

The 2009 restricted stock vests over approximately three years. The service conditions lapse on January 31, 2012. If before January 31, 2012, the employee terminates employment (1) due to retirement, having attained age 55 and completed ten years of service, or (2) due to death or disability, the employment conditions will lapse with respect to a pro rata portion of the restricted units on the date of termination. Termination due to any other reason will result in all restricted stock awarded being forfeited effective as of the employee’s date of termination.

In March 2009, the Committee recommended, and the Board approved, grants of 308,496 restricted shares and 925,490 shares of contingent stock to executives of the Company, including the Named Officers. The Committee determined that it was appropriate to include an equity-based component in the executive compensation program since it was aligned with stockholder interest, was tied to performance, and had a long-term vesting schedule in order to provide an incentive for retention of executives.

In determining the 2009 long-term incentive grants to be awarded to the Named Officers, the Committee considered the market information provided by its compensation consultant, as well as the performance of the individuals and the desire to further align the interests of management with those of the Company’s stockholders. With respect to Mr. Skaggs, the Committee also considered that Mr. Skaggs’ total compensation remains below the 50th percentile for CEO’s in the energy company comparative group. The Committee recommended, and the Board authorized, restricted and contingent stock awards to the Named Officers in the following amounts:

	Number of	Number of
Name	Restricted Shares	Contingent Shares

Robert C. Skaggs, Jr.	67,980	203,941
Stephen P. Smith	16,010	48,030
Christopher A. Helms	18,473	55,419
Jimmy D. Staton	16,010	48,030

Consistent with the philosophy and principles articulated above, the Committee believes that the 2009 stock awards:

•	align the interests of executives with the Company’s long-term stockholders because the ultimate value of the award is dependent upon the value of NiSource stock;

•	support the Company’s philosophy of paying for performance because the contingent stock will not vest unless the Company achieves its performance goals over the measurement period; and

•	provide competitive compensation to recruit and retain executive talent by including a long-term incentive component in the executive compensation program.

On January 22, 2010, the Committee granted Mr. Skaggs 46,685 restricted stock units, which vest over three years. The Committee granted these units to Mr. Skaggs because he did not receive a cash incentive payout for 2009, even though the Company met its financial goals and total shareholder return for 2009 was very strong. The service conditions lapse on January 22, 2013. If before January 22, 2013, Mr. Skaggs terminates employment (1) due to retirement or (2) due to death or disability, the employment conditions will lapse with respect to a pro rata portion of the restricted units on the date of the termination. Termination due to any other reason will result in all restricted units awarded being forfeited effective as of his date of termination.

Benefits.  The Company provides a variety of health and welfare benefits to its employees, including a number of health care plans, vision, dental, long-term disability and life insurance. The Named Officers are eligible to participate in these plans as employees of the Company. The Company also has the following plans.

Defined Contribution Plans.  Under the NiSource Inc. Retirement Savings Plan, the Company’s 401(k) plan that covers most of the Company’s non-union employees (including the Named Officers), Named Officers can defer a portion of their base salary and receive employer matching contributions that vary according to the terms of the respective pension plans in which they participate. In addition, the Company sponsors the Savings Restoration Plan for NiSource Inc. and Affiliates. The Savings Restoration Plan provides for a supplemental benefit equal to the difference between (i) the benefit an employee would have received under the NiSource Inc. Retirement Savings Plan had such benefit not been limited by sections 415 (a limitation on annual contributions under a defined contribution plan of $49,000 for 2009) and 401(a)(17) (a limitation on annual compensation of $245,000 for 2009) of the Internal Revenue Code, reduced by their deferrals into the Company’s Executive Deferred Compensation Plan, minus (ii) the actual benefit the employee received under the Retirement Savings Plan. All of the Named Officers are eligible to participate in the Savings Restoration Plan.

Executive Deferred Compensation Plan.  The Company sponsors the Executive Deferred Compensation Plan whereby employees at certain job levels and other key employees designated by the Committee, including the Named Officers, are eligible to participate. Participants who elect to participate may elect to defer and invest between 5% and 80% of their compensation and between 5% and 100% of their non-equity incentive payment on a pre-tax basis. Employees designate how their contributions will be invested; the investment options generally are the same as those available under the Company’s 401(k) plan except that there are additional investment options for former Bay State Gas Company Plan participants and transferred Columbia Energy Group Plan accounts. Employee contributions and any earnings thereon are 100% vested.

Pension Plans.  The Company and its affiliates sponsor several qualified pension plans for their respective employees. The plan, in which an employee participates, including each of the Named Officers, differs depending upon the affiliate into which the employee was hired. The pensions are payable out of a trust fund, which consists of contributions made by the Company and the earnings of the fund. Over a period of years, the contributions are intended to result in overall actuarial solvency of the trust fund.

Messrs. Skaggs and O’Donnell participate in the Retirement Plan of Columbia Energy Group Companies, as they were participants in this plan at the time of the acquisition of Columbia Energy Group by NiSource. Messrs. Helms, Smith and Staton participate in the NiSource Pension Plan because they were hired into NiSource Corporate Services Company.

Both the Retirement Plan of Columbia Energy Group Companies and the NiSource Pension Plan provide for a “final average pay” benefit. Both plans also adopted a cash balance feature, whereby an executive will have a benefit consisting of an opening account balance plus annual pay and interest credits to the cash balance account. Pay credits equal a percentage of compensation based on the participant’s combined age and service. Interest is credited to the account based on the interest rate on 30-year Treasury securities, as determined by the Internal Revenue Service, for the September immediately proceeding the first day of each year, but not less than 4%. At the time the plans added this cash balance benefit, eligible employees were provided a choice between receiving the final average pay benefit or receiving the cash balance benefit.

Both pension plans were amended and restated effective January 1, 2006 to add a new cash balance feature, for exempt employees only. Participants in the plans prior to October 1, 2005 were entitled to elect to remain in the “final average pay feature” or the original cash balance feature, or to begin participating in the new cash balance feature. Participants hired into exempt employee positions on or after October 1, 2005 and prior to January 1, 2006 automatically participated in the original cash balance feature until January 1, 2006, when they automatically began participating in the new cash balance feature. Participants hired into exempt employee positions on or after January 1, 2006 automatically participate in the new cash balance feature. The difference between the original cash balance feature and the new cash balance feature is that the pay credits provided under the new cash balance feature are a lower percentage of compensation based upon a participant’s combined age and service. Participants in the new cash balance feature receive an enhanced matching contribution under the Retirement Savings Plan. As of January 1, 2011, all participants who are exempt employees will participate in the new cash balance feature and will receive the enhanced matching contribution under the Retirement Savings Plan.

Mr. Skaggs elected to continue to receive the final average pay benefit under the Retirement Plan of Columbia Energy Group Companies. The formula for a retiree’s monthly retirement benefit at age 65 under the Retirement

Plan of Columbia Energy Group is (i) 1.15% of the retiree’s final average compensation that does not exceed 1/2 of the taxable Social Security wage base times years of service up to 30, plus (ii) 1.5% of the retiree’s final average compensation in excess of 1/2 of the taxable Social Security wage base times years of service up to 30, plus (iii) 0.5% of the retiree’s final average compensation times years of service between 30 and 40.

Messrs. O’Donnell and Helms elected to receive the new cash balance benefit.

The Company also sponsors the Pension Restoration Plan for NiSource Inc. and Affiliates. The Pension Restoration Plan is a nonqualified defined benefit plan. The plan includes employees of the Company and its affiliates (including all of the Named Officers) whose benefits under the applicable tax-qualified pension plan are limited by sections 415 and 401(a)(17) of the Internal Revenue Code. The Pension Restoration Plan provides for a supplemental retirement benefit equal to the difference between (i) the benefit a participant would have received under the qualified pension plan had such benefit not been limited by section 401(a)(17) of the Internal Revenue Code and reduced by deferrals into the Company’s Executive Deferred Compensation Plan, minus (ii) the actual benefit received under the qualified pension plan. Benefits earned under the Pension Restoration Plan are used to offset amounts earned under the Supplemental Executive Retirement Plan.

Supplemental Executive Retirement Plan.  The Company also has a Supplemental Executive Retirement Plan which applies to those officers and other employees selected by the Board to participate in the plan. Benefits from this plan are to be paid from the general assets of the Company. For each officer and employee who first participated in the Supplemental Executive Retirement Plan prior to January 23, 2004, the Supplemental Executive Retirement Plan provides a retirement benefit at age 62, or age 60 and the completion of at least 25 years of service, of the greater of (i) 60% of final average pay (prorated for less than 20 years of service) and an additional 0.5% of final average pay per year between 20 and 30 years of service, less 5% of primary Social Security benefits (prorated for less than 20 years of service) or (ii) the benefit formula under the NiSource qualified pension plan. Final average pay is determined by dividing the participant’s total compensation during the 60 consecutive months within the last 120 months of service that produce the highest result, by the number of months for which such compensation was received. For purposes of the Plan, total compensation is compensation as defined in the NiSource Pension Plan (but disregarding the limitations required by Code Section 401(a)(17) and the 50% limitation applicable to bonuses). In either case, the benefit is reduced by the actual pension payable from the qualified pension plan covering the officer or employee and benefits earned under the Pension Restoration Plan. In addition, the Supplemental Executive Retirement Plan provides certain early retirement and disability benefits and pre-retirement death benefits for the spouse of a participant. Mr. O’Donnell is the only Named Officer who participates in the Supplemental Executive Retirement Plan and his participation is based on his service and compensation with the Company and its affiliates from and after November 1, 2000.

Perquisites.  Perquisites are not a principal element of the Company’s executive compensation program. The Company’s perquisites are limited in number and modest in dollar value in comparison to its principal elements of compensation. They are intended to assist executive officers in the performance of their duties on behalf of the Company or otherwise to provide benefits that have a combined personal and business purpose.

The Committee annually reviews the types and costs of perquisites provided by the Company to its Named Officers to be sure that the perquisites are in line with the Company’s compensation philosophy. During 2009, the only perquisite offered by the Company to all of its Named Officers was financial planning and tax advisory services. The Company did not reimburse the Named Officers for the payment of personal income taxes in connection with this benefit.

In addition to the perquisite discussed above, certain individual Named Officers also received an automobile leasing and annual physical perquisite. Both of these perquisites have been discontinued but not with respect to Named Officers who received them under prior practice.

From time to time, the Company provides benefits in the form of relocation services and the payment of relocation expenses, where an officer relocates at the Company’s request or as a result of a job transfer, and may also allow limited personal use of Company aircraft or limited spousal travel in conjunction with attending Company events. None of these benefits were provided during 2009.

Post-Termination Benefits.  The Company maintains an executive severance policy, Change in Control Agreements with the Named Officers and letter agreements with Messrs. Helms, Smith, and Staton regarding payments to be made in connection with the termination of employment of the executive. Messrs. Skaggs and O’Donnell are also entitled to receive payments for vested phantom stock units that were given to them in February 2001 as an inducement to remain employed with the Company following the Company’s acquisition of Columbia Energy Group. The Company entered into the Change in Control Agreements based upon its belief that these agreements are in the best interests of the stockholders, to insure that in the event of extraordinary events, a thoroughly objective judgment is made on any potential corporate transaction, so that stockholder value is appropriately safeguarded and maximized by having these agreements. For further discussion of these arrangements see “Compensation of Executive Officers — Potential Payments upon Termination of Employment or a Change in Control of the Company” below.

Executive Stock Ownership Guidelines

The Company established stock ownership guidelines for its senior executives in 2007, and revised the guidelines in January 2009. Officers are generally expected to satisfy their applicable ownership guidelines within five years of becoming subject to the guidelines. The ownership requirement for the CEO is five times his annual base salary. The other senior executives have a stock ownership guideline of three times their respective annual base salary. At the end of 2009, the Named Officers (other than Mr. Skaggs and Mr. O’Donnell, who met the guideline as of December 31, 2009) are progressing toward their ownership guidelines but have been subject to them for less than five years, the time generally estimated to reach the guidelines. Once an officer satisfies the guidelines, the officer must continuously own a sufficient number of shares to remain in compliance with the guidelines. Until such time as the officer satisfies the share ownership guidelines, the officer is required to hold 50% of the shares of common stock received upon the lapse of the restrictions on restricted stock, and the vesting of performance units.

Tax Treatment of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that annual compensation in excess of $1,000,000 paid to the CEO or any of the other Named Officers, other than compensation meeting the definition of “performance based compensation,” will not be deductible by a corporation for federal income tax purposes. The Committee does not anticipate that the limits of Section 162(m) will materially affect the deductibility of compensation paid by the Company in 2009. However, the Committee will continue to review the deductibility of compensation under Section 162(m) and related regulations published by the IRS. The Committee retains the discretion to amend or not amend any compensation arrangement to comply with Section 162(m)’s requirements for deductibility in accordance with the terms of such arrangements and what it believes is the best interest of the Company.

In addition, Sections 280G and 4999 of the Internal Revenue Code impose excise taxes on Named Officers, directors who own significant stockholder interests in the Company, and other service providers who receive payments in excess of a threshold level upon a change in control. Additionally, the Company or its successor could lose a deduction for amounts subject to the additional tax. As discussed under “Potential Payments upon Termination of Employment or a Change in Control of the Company” below, it is possible that payments to the Named Officers could be subject to these taxes.

Finally, Section 409A of the Internal Revenue Code imposes additional taxes on Named Officers, directors and other service providers who defer compensation in a manner that does not comply with Section 409A. The Company has reviewed its compensation arrangements to help ensure they comply with applicable Section 409A requirements.

Total Executive Compensation

The Company intends to continue to compensate its executives in accordance with performance. As noted above, both the 2009 annual incentive opportunity and 75% of the value of the 2009 long-term incentive opportunity for senior executives, including all of the Named Officers, were based upon the Company attaining pre-established goals. The Committee believes that its overall executive compensation program has been, and will continue to be, successful in providing competitive compensation sufficient to attract and retain highly qualified executives, while at the same time encouraging the senior executives to strive toward the creation of additional stockholder value.

Officer Nomination and Compensation Committee Report

The Officer Nomination and Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Officer Nomination and Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Officer Nomination and Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Officer Nomination and Compensation Committee:

Officer Nomination and Compensation Committee
W. Lee Nutter, Chairman
Richard A. Abdoo
Steven C. Beering
Deborah S. Parker
Carolyn Y. Woo

March 11, 2010

Compensation of Executive Officers

Summary.  The following table summarizes compensation for services to NiSource and its affiliates for 2009 awarded to, earned by or paid to the CEO, Chief Financial Officer and three other most highly compensated executive officers as of December 31, 2009 (collectively these individuals constitute the “Named Officers”).

Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Robert C. Skaggs, Jr.	2009	800,000	—	2,012,215	690,000	575,622	60,540	4,138,377
President and Chief	2008	791,667	—	1,802,236	—	294,699	60,003	2,948,605
Executive Officer	2007	750,000	—	1,214,775	—	333,433	61,316	2,359,524

Stephen P. Smith	2009	500,000	559,167	473,896	75,833	42,067	42,251	1,693,214
Executive Vice President and	2008	291,667	485,000	558,867	—	14,073	12,500	1,362,107
Chief Financial Officer	2007	—	—	—	—	—	—	—

Michael W. O’Donnell	2009	460,000	—	—	300,000	333,375	299,306	1,392,681
Executive Vice President	2008	458,333	1,667	514,918	238,333	417,450	47,544	1,678,245
	2007	448,333	2,865	404,932	182,135	265,999	45,312	1,349,576

Christopher A. Helms	2009	520,000	83,133	546,801	416,867	55,926	41,812	1,664,539
Executive Vice President and	2008	516,667	7,750	622,195	302,250	49,108	19,582	1,517,552
Group Chief Executive Officer	2007	495,833	23,568	539,888	201,432	57,270	36,593	1,354,584

Jimmy D. Staton	2009	440,000	97,267	473,896	352,733	45,227	39,685	1,448,808
Executive Vice President and	2008	349,206	298,969	493,469	111,031	17,823	31,670	1,302,168
Group Chief Executive Officer	2007	—	—	—	—	—	—	—

(1)	Compensation deferred at the election of the Named Officer is reported in the category and year in which such compensation was earned.

(2)	For 2009, this column shows amounts paid under the Corporate Incentive Plan in excess of the amount described in footnote 4 below. For a description of the payments made please see “Compensation Discussion and Analysis — 2009 Annual Incentive Plan”. Pursuant to a letter of agreement entered into with Mr. Smith in conjunction with his employment in 2009. Mr. Smith received a bonus of $135,000 to compensate him for the loss of a portion of his long-term incentive award from his prior employer and was guaranteed an incentive payout of $325,000. In 2008, Mr. Smith received a sign-on bonus of $150,000, a bonus of $135,000 to compensate him for the loss of a portion of his long-term incentive award from his prior employer and a guaranteed incentive payout of $189,583 and a discretionary bonus of $10,417.

(3)	For a discussion of stock awards granted in 2009, see “Compensation Discussion and Analysis — 2009 Annual Incentive Plan.” The amounts in this column reflect the aggregate grant date fair value based on the average market price of the Company’s common stock at the date of grant, less the present value of dividends not received during the vesting period. For contingent stock, which is subject to performance conditions, the grant date value in the Summary Compensation Table is based upon the probable outcome of such conditions. The table following shows the value of contingent stock awards reported in the Summary Compensation Table at the grant date assuming that the highest level of performance conditions will be achieved. Please see the discussion under “Potential Payments upon Termination of Employment or a Change in Control of the Company”.

	Maximum Performance	Maximum Performance	Maximum Performance
	Share Potential as	Share Potential as	Share Potential as
	of Grant Date for	of Grant Date for	of Grant Date for
Name	2009 Awards ($)	2008 Awards ($)	2007 Awards ($)
Robert C. Skaggs, Jr.	2,766,797	2,402,981	1,822,162

Stephen P. Smith	651,607	558,867	—

Michael W. O’Donnell	—	686,557	607,398

Christopher A. Helms	751,851	829,595	809,832

Jimmy D. Staton	651,607	657,956	—

(4)	For 2009, the Incentive Plan payout opportunity for the Named Officers was based upon overall corporate performance, particularly the measures applicable to senior executives, see “Compensation Discussion and Analysis — 2009 Annual Incentive Plan.” Accordingly, for 2009 this column shows the lesser of either the amount awarded or the amount that equals 70% of target for the net operating earnings per share measure and at stretch (150% of target) for funds from operations and total debt (the plan formula amount). Any amounts awarded in excess of the respective Named Officers’ plan formula amounts are reflected in the Bonus column. For a description of the 2009 Corporate Incentive Plan, please see “Compensation Discussion and Analysis — 2009 Annual Incentive Plan.” As noted above, in lieu of a $690,000 cash payout under the Incentive Plan, on January 22, 2010, the Committee granted Mr. Skaggs 46,685 restricted units, which had a face value of $690,000 as of the date of the grant.

(5)	This column shows the change in actuarial present value of each Named Officer’s accumulated benefits under the Company’s pension plans, pension restoration plan and supplemental executive retirement plan. For a description of these plans, see “Compensation Discussion and Analysis — Elements of Compensation — Pension Plans.” No earnings on deferred compensation are shown in this column, since no earnings were above market or preferential.

(6)	The table below provides a breakdown of the amounts shown in the “All Other Compensation” column for each Named Officer in 2009.

		Perquisites(a)			Other Compensation

							Company
							Match to
							401(k)	Company
		Financial					Contributions	Contributions
		Consulting/	Personal				and Profit	to Savings
		Tax Return	Use of		Vacation	Tax	Sharing	Restoration
		Preparation	Company		Pay	Reimbursements	Contribution	Plan
Name	Year	Services ($)	Automobiles($)	Physical ($)	(b)($)	(c) ($)	(d) ($)	(e) ($)	Total ($)
Robert C. Skaggs, Jr.	2009	8,540	—	—	—	—	18,500	33,500	60,540

Stephen P. Smith	2009	9,751	—	—	—	—	16,917	15,583	42,251

Michael W. O’Donnell	2009	6,775	6,735	6,460	239,730	9,706	16,500	13,400	299,306

Christopher A. Helms	2009	0	7,777	—	—	235	16,933	16,867	41,812

Jimmy D. Staton	2009	11,085			—		16,500	12,100	39,685

(a)	All perquisites are valued based on the aggregate incremental cost to the Company, as required by the SEC’s rules. The “Compensation Discussion and Analysis — Perquisites” section of this proxy statement contains additional information about the perquisites provided by the Company to its Named Officers.

(b)	This column shows the payment of unused, pro rata and banked vacation paid to the Named Officers in connection with the Company’s vacation plans.

(c)	This column shows the amount of tax reimbursement associated with income attributable to the Named Officers in connection with certain limited spousal travel to and from the Company’s events, the limited personal use by the executive of the Company’s aircraft for commuting and the reimbursement of relocation expenses.

(d)	This column reflects Company matching contributions and profit sharing contributions made on behalf of the Named Officers to the 401(k) Plan. The 401(k) Plan is a defined contribution plan, as described above under “Compensation Discussion and Analysis — Defined Contribution Plans.” The profit sharing contribution is described under “2009 Annual Incentive Plan”.

(e)	This column reflects Company contributions made on behalf of the Named Officers to the Savings Restoration Plan. The Savings Restoration Plan is a defined contribution plan, as described above under “Compensation Discussion and Analysis — Defined Contribution Plans.”

Grants of Plan-Based Awards

No stock options were granted to the Named Officers in 2009.

The following table sets forth information concerning plan-based awards under the NiSource Corporate Incentive Plan, and the NiSource Long-Term Incentive Plan to the Named Officers in 2009.

								All Other Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			Awards:
		Non-Equity Incentive			Equity Incentive			Number
		Plan Awards(1)			Plan Awards(3)			of shares of	Grant Date Fair Value
		Threshold	Target(2)	Maximum	Threshold	Target	Maximum	stock or units	of Stock and
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(4)	Option Awards(5)

Robert C. Skaggs, Jr.	03/24/2009	280,000	560,000	840,000	203,941	203,941	271,921	67,980	2,012,215

Stephen P. Smith	03/24/2009	162,500	325,000	487,500	48,030	48,030	64,040	16,010	473,896

Michael W. O’Donnell	03/24/2009	149,500	299,000	448,500	—	—	—	—	—

Christopher A. Helms	03/24/2009	169,000	338,000	507,000	55,419	55,419	73,892	18,473	546,801

Jimmy D. Staton	03/24/2009	143,000	286,000	429,000	48,030	48,030	64,040	16,010	473,896

(1)	Payouts under the Corporate Incentive Plan were based on performance in 2009, which has now occurred. The information in the “Threshold”, “Target”, and “Maximum” columns reflect potential payouts under the performance targets set for the 2009 Corporate Incentive Plan, as described in the Compensation Discussion and Analysis section under the caption “2009 Annual Incentive Plan.” The amounts actually paid under the Corporate Incentive Plan for 2009 appear in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation Table. For a description of the payments made, please see “Compensation Discussion and Analysis — Annual Incentive Plan.” The threshold amount for Mr. Smith reflects a guaranteed bonus amount entered into in connection with his employment.

(2)	The Corporate Incentive Plan provides for a range of potential payouts, but did not set a specific target award for 2009. Therefore, for purposes of this table, the amounts in the column labeled “Target” reflect the midpoint of the range of potential payments to each executive under the Corporate Incentive Plan as originally set in January

(3)	The information in these columns reflects the 2009 contingent stock awards, which are based on performance over the two-year period 2009 through 2010. In order for participants to receive units, the Company must attain specific financial goals. For a description, please see “Compensation Discussion and Analysis — Long-Term Incentive Plan.” If the threshold level of performance is met, the individual would receive 100% of the grant designated by the Board. If that threshold level of performance was exceeded, the executive could earn up to a maximum of 150% of a portion of the grant designated by the Board. There was no separate target for these awards. Therefore, the threshold and target are treated as the same in the chart above.

(4)	The information in this column reflects the number of restricted units granted in 2009. Not included in the total is the restricted stock grant made to Mr. Skaggs in January 2010, see “Compensation Discussion and Analysis — Long-Term Incentive Plan.”

(5)	The grant date fair value of the stock awards is based on the average market price of the Company’s common stock at the date of grant, less the present value of dividends not received during the vesting period and, in the case of the performance based awards, the probable outcome of the applicable performance conditions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information at fiscal year end concerning outstanding grants of equity awards to the Named Officers, including awards of options to purchase common stock and restricted and contingent stock, and grants made pursuant to a Time Accelerated Restricted Stock Award Program (“TARSAP”) to the Named Officers. No options were granted or exercised in 2009.

	Option Awards			Stock Awards
								Equity Incentive
								Plan Awards:
							Equity Incentive	Market or
						Market	Plan Awards:	Payout Value of
	Number of					Value of	Number of	Unearned
	Securities			Number of		Shares or	Unearned	Shares,
	Underlying			Shares or		Units of	Shares,	Units or
	Unexercised	Option		Units of		Stock That	Units or	Other Rights
	Options(#)	Exercise	Option	Stock That		Have Not	Other Rights	That Have
	Exercisable	Price	Expiration	Have Not		Vested ($)	That Have	Not Vested ($)
Name	(1)	($)	Date	Vested(#)		(6)	Not Vested (#)	(7)
Robert C. Skaggs, Jr.	171,429	22.620	1/3/2015	—		—	—	—

	48,883	21.860	1/1/2014	—		—	—	—

	27,287	19.840	1/1/2013	—		—	—	—

	18,550	21.005	1/25/2012	—		—	—	—

	15,330	25.940	1/1/2011	—		—	—	—

	—	—	—	40,023	(2)	615,554	80,046 (4)	1,231,107

	—	—	—	67,980	(3)	1,045,532	203,941 (5)	3,136,613

Stephen P. Smith	—	—	—	12,100	(4)	186,098	—	—

	—	—	—	16,010	(3)	246,234	48,030 (5)	738,701

Michael W. O’Donnell	169,714	22.620	1/3/2015	—		—	—	—

	69,135	21.860	1/1/2014	—		—	—	—

	73,009	19.840	1/1/2013	—		—	—	—

	30,822	21.005	1/25/2012	—		—	—	—

	25,472	25.940	1/1/2011	—		—	—	—

	—	—	—	11,435	(2)	175,870	22,870 (4)	351,741

Christopher A. Helms	28,571	22.910	4/1/2015	—		—	—	—

	—	—	—	13,817	(2)	212,505	27,635 (4)	425,026

	—	—	—	18,473	(3)	284,115	55,419 (5)	852,344

Jimmy D. Staton	—	—	—	10,959	(2)	168,549	21,917 (5)	337,083

	—	—	—	16,010	(3)	246,234	48,030 (5)	738,701

(1)	All outstanding options held by the Named Officers have vested and are exercisable.

(2)	The awards shown represent awards granted in 2008. Generally, the restrictions with respect to these awards lapse 3 years from the date of the grant.

(3)	The awards shown represent awards granted in 2009. Generally, the restrictions with respect to these awards lapse 3 years from the date of the grant.

(4)	The awards shown represent contingent and restricted stock units granted in 2008. For a description of the contingent and restricted stock awards and the performance criteria and vesting schedule, please see “Compensation Discussion and Analysis — Long-Term Incentive Plan.”

(5)	The awards shown represent contingent and restricted stock units granted in 2009. For a description of the contingent and restricted stock awards and the performance criteria and vesting schedule, please see “Compensation Discussion and Analysis — Long-Term Incentive Plan.”

(6)	This column shows the market value of the unvested restricted stock awards held by the Named Officers, based on a price of $15.38 per share (the closing market price of the Company’s common stock on December 31, 2009, as reported by the NYSE).

(7)	This column shows the market value of the unearned and unvested restricted stock awards held by the Named Officers, based on a price of $15.38 per share (the closing market price of the Company’s common stock on December 31, 2009, as reported by the NYSE). The awards shown in this column were earned by the executive on January 25, 2008.

Pension Benefits

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)(1)	($)
Robert C. Skaggs, Jr.	Retirement Plan of Columbia Energy Group Companies	28.5000	777,411

	Pension Restoration Plan	28.5000	1,926,069

Stephen P. Smith	NiSource Inc. Pension Plan	1.5833	25,625

	Pension Restoration Plan	1.5833	30,515

Michael W. O’Donnell	Retirement Plan Columbia Energy Group Companies	38.9167	1,418,885

	Pension Restoration Plan	38.9167	1,497,518

	NiSource Supplemental Executive Retirement Plan	9.1600	1,517,694

Christopher A. Helms	NiSource Inc. Pension Plan	4.7500	77,111

	Pension Restoration Plan	4.7500	134,773

Jimmy D. Staton	NiSource Inc. Pension Plan	1.7500	25,625

	Pension Restoration Plan	1.7500	37,425

(1)	Mr. O’Donnell has only 9.16 years of credited service under the NiSource Supplemental Executive Retirement Plan because his participation in this plan is based on his service and compensation with the Company and its affiliates from and after the Company’s acquisition of Columbia Energy Group on November 1, 2000.

As discussed above in “Compensation Discussion and Analysis — Pension Plans” the Company’s Named Officers currently participate in different pension plans. Messrs. Skaggs and O’Donnell participate in the Retirement Plan of Columbia Energy Group Companies, because they were participants in this plan at the time of the acquisition of Columbia Energy Group by NiSource. The remaining named officers participate in the NiSource Pension Plan because they were hired into NiSource Corporate Services Company.

Pension Benefit.  Mr. Skaggs currently would receive the final average pay benefit under the Retirement Plan of Columbia Energy Group Companies. The formula for the normal monthly retirement benefit at age 65 under the Retirement Plan of Columbia Energy Group is (i) 1.15% of the retiree’s final average compensation that does not exceed 1/2 of the taxable Social Security wage base times years of service up to 30, plus (ii) 1.5% of the retiree’s final average compensation in excess of 1/2 of the taxable Social Security wage base times years of service up to 30, plus (iii) 0.5% of the retiree’s final average compensation times years of service between 30 and 40.

Compensation means base pay and “banked” vacation (in the year of vacation payout) including any salary reduction contributions made for the employee pursuant to a plan maintained by the Company or an affiliate under Code Section 125 or 401(k), but excluding any amounts deferred to a nonqualified plan maintained by the Company. In accordance with Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $245,000 in 2009.

The remaining Named Officers receive a cash balance benefit pursuant to the Retirement Plan of Columbia Energy Group Companies in the case of Mr. O’Donnell and the NiSource Pension Plan in the case of Messrs. Helms,

Smith and Staton. Under the new cash balance benefit, an account is maintained for each participant, which consists of (i) an opening account balance equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the plan as of December 31, 2005 assuming the participant retired at age 60 if applicable, (ii) compensation credits made by the Company as of the end of each calendar year that range from 4%-6% of compensation, plus 1% of compensation above 1/2 of the taxable Social Security wage base, and (iii) interest credits made by the Company as of the end of each calendar year, based on the 30-year Treasury securities rate for the September preceding each such year (subject to a minimum interest rate of 4%). Compensation means base pay, bonuses and “banked” vacation (in the year of vacation payout) including any salary reduction contributions made pursuant to a plan maintained by the Company under Section 125 or 401(k) of the Code, but excluding any amounts deferred to a nonqualified plan maintained by the Company. In accordance with Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $245,000 in 2009.

The normal form of benefit under the Retirement Plan of Columbia Energy Group Companies is a single life annuity in the case of an unmarried participant and a 50% joint and survivor annuity in the case of a married participant. The normal form of benefit under the NiSource Pension Plan is a single life annuity in the case of an unmarried participant, a 50% joint and survivor annuity in the case of a married participant in the final average pay option or the original cash balance feature, and a 50% joint and survivor pop-up annuity in the case of a participant in the new cash balance feature. Optional forms of payment are available under the pension plans, depending on the participant’s marital status and chosen benefit feature.

Eligibility.  A participant is eligible to receive a benefit under the Retirement Plan of Columbia Energy Group Companies after completing three years of vesting service. Under the plan, a participant is eligible to receive (i) a normal retirement benefit if his employment terminates on or after the later of their attaining the full social security retirement age or the fifth anniversary of the date he or she became a participant (“normal retirement date”), (ii) an early retirement benefit if their employment terminates on or after attaining age 60 with five years of credited service or age 55 with ten years of credited service (reduced in either case to reflect commencement), (iii) a delayed retirement benefit if a participant remains an employee after their normal retirement date or (iv) a deferred vested benefit if he or she terminates employment after completing three years of service.

A participant is eligible to receive a benefit under the NiSource Pension Plan after completing three years of vesting service. Under the plan, a nonunion participant is eligible to receive (i) a normal retirement benefit if his or her employment terminates on or after the later of attaining age 65 or the fifth anniversary of the date he or she became a participant, (ii) an early retirement benefit if he or she terminates employment after age 55 with ten years of credited service (reduced to reflect commencement prior to age 65, except for a participant who terminates employment on or after age 60 with 25 years of credited service), (iii) a disability benefit if he or she terminates employment after completing three years of credited service and is disabled due to an injury on the job other than an intentionally self-inflicted injury or (iv) a deferred vested benefit if he or she terminates employment after completing three years of service.

Assumptions.  The assumptions used in calculating the present value of the accumulated benefit are set forth in Note 12 — Pension and Other Postretirement Benefits in the footnotes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company has not granted any extra years of credited service under the plans identified above, other than as noted below under “Potential Payments upon Termination of Employment or a Change In Control of the Company.”

Pension Restoration and Supplemental Executive Retirement Plan.  For discussion of the Pension Restoration and Supplemental Executive Retirement Plan, please see the Compensation Discussion and Analysis.

Messrs. Skaggs and O’Donnell are the only Named Officer who are currently eligible for early retirement under the plans in which they participate. No plan benefits were paid to any Named Officer in 2009.

Nonqualified Deferred Compensation

		Executive	Registrant		Aggregate
		Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
		Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	Plan Name	($)(4)	($)(5)	($)(6)	($)	($)(7)
Robert C. Skaggs, Jr.	Deferred Compensation Plan(1)	—	—	373,017		2,087,834

	Savings Restoration Plan(2)	63,500	33,500	38,371		1,265,145

	Phantom Stock Units(3)			158,171		2,045,355

Stephen P. Smith	Savings Restoration Plan(2)	15,583	15,583	2,021		87,699

Michael W. O’Donnell	Deferred Compensation Plan(1)	—	—	45,598		928,364

	Savings Restoration Plan(2)	15,700	13,400	21,107		684,219

	Phantom Stock Units(3)			183,676		2,375,179

Christopher A. Helms	Savings Restoration Plan(2)	19,900	16,867	2,604		109,876

Jimmy D. Staton	Savings Restoration Plan(2)	18,700	12,100	231		31,031

(1)	Amounts shown were deferred under the Company’s Deferred Compensation Plan. The Named Officers may elect to defer and invest between 5% and 80% of their base compensation and between 5% and 100% of their bonus on a pre-tax basis. Employee contributions are fully vested. For a description of the Deferred Compensation Plan, please see “Compensation Discussion and Analysis — Deferred Compensation Plan”.

(2)	Amounts shown were deferred under the Company’s Savings Restoration Plan for NiSource Inc. and Affiliates. For a description of the Savings Restoration Plan, please see “Compensation Discussion and Analysis — Defined Contribution Plans.” All contributions under the Savings Restoration Plan are fully vested.

(3)	For a description of the phantom stock units, see the description provided in footnote 1 to the Potential Payments upon Termination of Employment or Change in Control of Company table. All phantom stock units are vested.

(4)	The amount of contributions by each Named Officer and reported in this column is included in each Named Officer’s compensation reported on the Summary Compensation Table, either as Salary, Bonus or Non-Equity Incentive Plan Compensation Earnings.

(5)	The amount of Company contributions for each Named Officer and reported in this column is included in each Named Officer’s compensation reported on the Summary Compensation Table, as All Other Compensation.

(6)	The aggregate earnings in this column are not reported in the Summary Compensation Table, except for dividend equivalents paid on phantom stock units and change in fair value of such units measured over the period, which are reported on the Summary Compensation Table as Stock Awards. For a discussion of investment options under these plans, see “Compensation Discussion and Analysis — Deferred Compensation Plan.”

(7)	The aggregate balance at December 31, 2009, as reported in this column, reflects amounts for each Named Officer that would have been previously reported as compensation in the Summary Compensation Table for prior years had he been a Named Officer, in those prior years, except for the aggregate earnings on deferred compensation.

Potential Payments upon Termination of Employment or a Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change in control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., (i) vested retirement benefits accrued as of the date of termination, (ii) stock-based awards that are vested as of the date of termination, (iii) the right to continue medical coverage pursuant to COBRA, and (iv) severance payments to salaried employees upon an involuntary termination of employment in accordance with the Company’s severance policies). The incremental benefits that pertain to the Named Officers are described below.

NiSource Executive Severance Policy.  The NiSource Executive Severance Policy was established to provide severance pay and other benefits to terminated executive-level employees who satisfy the terms of the policy. An employee is not eligible to receive benefits under the policy if termination of employment results in the employee being eligible for a payment under a Change in Control and Termination Agreement.

A participant becomes entitled to receive benefits under the policy only if he or she is terminated for any of the following reasons: (a) the employee’s position is eliminated due to a reduction in force or other restructuring; (b) the employee’s position is required by the Company to relocate more than 50 miles from its current location and the employee chooses not to relocate; or (c) the employee is constructively terminated. Constructive termination means (1) the scope of the participant’s position is changed materially or (2) the participant’s base pay is reduced by a material amount or (3) the participant’s opportunity to earn a bonus under a Corporate Incentive Plan of the Company is materially reduced or is eliminated, and, in any such event, the participant chooses not to remain employed in such position.

Under the NiSource Executive Severance Policy, an eligible employee receives severance pay in the amount of 52 weeks of base salary at the rate in effect on the date of termination. The employee also receives: a lump sum payment equivalent to 130% of 52-weeks of COBRA (as defined in the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974) continuation coverage premiums; and outplacement services.

All of the Named Officers (other than Mr. O’Donnell, who retired as of January 1, 2010) are eligible to receive benefits under the NiSource Executive Severance Policy.

Change in Control and Termination Agreements and Employment Agreements.  The Company has Change in Control and Termination Agreements with each of the Named Officers. The Company first entered into such agreements with Messrs. Skaggs and O’Donnell as of February 1, 2001. The Company entered into a new form of Change in Control Agreement with the Named Officers other than Mr. O’Donnell as of November 4, 2008. The Company entered into these agreements based upon its belief that these agreements are in the best interests of the stockholders, to insure that in the event of extraordinary events, a thoroughly objective judgment is made on any potential corporate transaction, so that stockholder value is appropriately safeguarded and maximized by having these agreements. The November 4, 2008 agreements can be terminated on twenty-four months notice (Mr. O’Donnell’s agreement provided for three years notice) and provide for the payment of specified benefits if the executive terminates employment for good reason or is terminated by the Company for any reason other than good cause within 24 months following certain changes in control. Mr. O’Donnell’s agreement also provided for payment of benefits if he voluntarily terminated employment for any reason during the 7th month following a change in control. No amounts will be payable under the agreements if the executive’s employment is terminated by the Company for good cause. In light of Mr. O’Donnell’s retirement from the Company as of January 1, 2010, his agreement is no longer in effect, and he would not be entitled to any payments by reason of a change in control of the Company.

For purposes of the November 4, 2008 Change in Control and Termination Agreements:

“Change in Control” shall be deemed to take place on the occurrence of any of the following events: (1) the acquisition by an entity, person or group (including all affiliates or associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of capital stock of the Company entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors (“Voting Power”); (2) the effective time of (i) a merger or consolidation of the Company with one or more other corporations unless the holders of the outstanding Voting

Power of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any affiliate or associate thereof) hold at least 50% of the Voting Power of the surviving or resulting corporation (in substantially the same proportion as the Voting Power of the Company immediately prior to such merger or consolidation), or (ii) a transfer of a substantial portion of the property of the Company, other than to an entity of which the Company owns at least 50% of the Voting Power; or (3) the election to the Board of the Company of candidates who were not recommended for election by the Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation). Notwithstanding the foregoing, a Change in Control shall not be deemed to take place by virtue of any transaction in which the executive is a participant in a group effecting an acquisition of the Company and, after such acquisition, the executive holds an equity interest in the acquiring entity.

“Good Cause” shall be deemed to exist if, and only if the Company notifies the executive, in writing, within 60 days of its knowledge that one of the following events occurred: (1) the executive has engaged in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, in each case that results in substantial harm to the Company; or (2) the executive has been convicted of a criminal violation involving fraud or dishonesty.

“Good Reason” shall be deemed to exist if, and only if: (1) there is a significant diminution in the nature or the scope of the executive’s authorities or duties; (2) there is a significant reduction in the executive’s monthly rate of base salary and the executive’s opportunity to earn a bonus under an incentive bonus compensation plan maintained by the Company or the executive’s benefits; or (3) the Company changes by 50 miles or more the principal location at which the executive is required to perform services as of the date of a change in control

The agreements provide for a payment of two (three in the case of Mr. Skaggs) times the executive’s current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive’s targeted incentive bonus for the year of termination. The agreements also provide for an increase in the payment made to the executive as necessary to compensate the executive on an after-tax basis for any parachute excise tax imposed on the payment of amounts under the contracts. However, in the event that payments under the agreements do not exceed 110% of the amount that could be paid a particular executive without giving rise to any excise tax, then the executive’s payments would be reduced and no gross-up payment would be made.

The agreements provide for the executives to receive 130% of the COBRA continuation premiums due for the two-year period following termination. In the event of a change in control, all stock options, restricted stock awards and contingent stock awards which have been granted to each of the Named Officers (including the CEO) under the Company’s Long-Term Incentive Plan will immediately vest.

Pursuant to a letter agreement, dated December 13, 2007 between the Company and Mr. Staton, in the event his employment is involuntarily terminated by the Company without cause prior to January 31, 2011, he would receive the greater of (1) any benefits to which he would be entitled under the NiSource Executive Severance Policy or (2) a severance payment equal to his base salary for the balance of months remaining in the period of time between February 2008 and January 2011, a lump sum payment equal to 130% of the COBRA continuation coverage premiums due for the severance period, and a pro-rated incentive payment for the year in which the termination occurs.

Pursuant to a letter agreement, dated May 14, 2008 between the Company and Mr. Smith, if the Company terminates his employment other than for cause or if he terminates his employment for good reason, he is entitled to receive the following severance benefits: (1) a lump sum payment equal to his annual base salary; (2) a lump sum payment equal to his prorated target incentive for the year in which termination occurs; (3) a lump sum payment equal to 130% of COBRA continuation coverage premiums for one year; (4) a payment in the amount of the value of any contingent stock he was granted in 2008 that had not vested as of the date of his termination, (5) any unpaid bonus amount provided for in his agreement (pursuant to his employment agreement, Mr. Smith, as compensation for the loss of a portion of his long term incentive award from his prior employer, is entitled to receive payments of

$135,000 on December 31, 2008, December 31, 2009, and December 31, 2010); and (6) reasonable outplacement services.

Potential Payments Upon Termination of Employment.  The table below represents amounts payable for the events described, assuming that such events occurred on December 31, 2009.

		Pro Rata		Long-Term				Excise
		Target		Incentive				Tax &
		Bonus	Restricted	Plan	Retirement	Welfare		Tax	Total
	Severance	Payment	Stock	Parachute	Benefit	Benefits	Outplacement	Gross Up	Payment
	($)	($)	($)	($)	($)	($)	($)	($)	($)
Robert C. Skaggs, Jr.
Voluntary Termination	—	—	—	—	—	—	—	—	—
Retirement(1)	—	—	1,177,600	—	—	—	—	—	1,177,600
Death or Disability(1)	—	—	1,177,600	—	—	—	—	—	1,177,600
Involuntary Termination(2)	800,000	—	—	—	—	17,118	25,000		842,118
Change in Control(3)	4,080,000	560,000	2,147,509	4,367,720	—	34,236	25,000	4,303,473	15,517,938
Stephen P. Smith
Voluntary Termination	—	—	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—	—	—
Death or Disability	—	135,000	70,348	—	—	—	—	—	205,348
Involuntary Termination	500,000	460,000	186,098	—	—	28,677	25,000		1,199,775
Change in Control	1,650,000	325,000	432,332	738,701	—	57,353	25,000	1,076,808	4,305,194
Michael W. O’Donnell(4)
Retirement(1)	—	—	798,483	—	—	—	—	—	798,483
Death or Disability	—	—	798,483	—	—	—	—	—	798,483
Involuntary Termination	460,000	—	—	—	—	9,481	25,000	—	494,481
Change in Control	2,277,000	299,000	863,802	351,741	1,237,247	28,443	—	1,693,252	6,750,485
Christopher A. Helms
Voluntary Termination	—	—	—	—	—	—	—	—	—
Retirement(1)	—	—	368,551	—	—	—	—	—	368,551
Death or Disability(1)	—	—	368,551	—	—	—	—	—	368,551
Involuntary Termination(2)	520,000	—	—	—	—	19,560	25,000		564,560
Change in Control	1,716,000	338,000	650,420	1,277,370	—	39,119	25,000	1,283,515	5,329,424
Jimmy D. Staton
Voluntary Termination	—	—	—	—	—	—	—	—	—
Retirement(1)	—	—	—	—	—	—	—	—	—
Death or Disability(1)	—	—	176,301	—	—	—	—	—	176,301
Involuntary Termination(2)	476,667	286,000	—	—	—	19,275	—	—	781,942
Change in Control	1,452,000	286,000	414,783	1,075,784	63,050	38,550	25,000	1,343,790	4,698,957

(1)	Pursuant to the contingent stock and restricted awards discussed above under “Compensation Disclosure and Analysis — Long-Term Incentive Plan”, certain restrictions would have lapsed in the event of retirement, disability, or death. For Mr. Skaggs, restrictions would have lapsed as to 76,567 units in the event of his retirement, disability or death. For Mr. O’Donnell, restrictions would have lapsed as to 51,917 units in the event of his retirement. For Mr. Smith, restrictions would have lapsed as to 16,674 units in the event of his disability or death. For Mr. Helms, restrictions would have lapsed as to 23,963 units in the event of his retirement, disability or death. For Mr. Staton, restrictions would have lapsed as to 11,463 units in the event of his disability or death. The value of the restricted stock was determined by multiplying the closing price of the Company’s common stock on the NYSE on December 31, 2009 ($15.38) by the number of units for which restrictions will be deemed to lapse upon the death, disability or retirement of the executive. Not included in these totals are the 2007 contingent stock units, which vested per the terms of the grant on December 31, 2009. Further, these totals do not include any portion of the 2008 and 2009 contingent stock grants because the restrictions on those grants would not lapse until the respective performance conditions for those grants have been met.

In addition to the amounts discussed above, Messrs. Skaggs and O’Donnell will receive upon any termination of employment cash in settlement of fully vested phantom stock units that each executive received, following the acquisition by the Company of Columbia Energy Group, as part of agreements entered into as of February 1, 2001 whereby their respective rights under Columbia Energy Group Change in Control Agreements were terminated, they accepted employment with NiSource, and they agreed to noncompetition and nonsolicitation provisions. In the event of termination of employment on December 31, 2009, each executive would have received the following payment in respect of his phantom stock units, Mr. Skaggs — $2,045,355; and Mr. O’Donnell — $2,375,179.

(2)	Amounts shown reflect payments to be made upon an eligible termination of the Named Officer under the Company’s Executive Severance Policy described above, or pursuant to the terms of the Named Officer’s respective employment agreement.

(3)	Amounts shown reflect payments to be made upon a change in control of the Company under the Change in Control and Termination Agreements described above.

(4)	Since Mr. O’Donnell’s employment has in fact terminated due to retirement, information is not provided for events which can no longer occur.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kittrell is employed as Executive Vice President and Chief Financial Officer of Dresser, Inc., a worldwide leader in providing highly-engineered products for the global energy industry. The Company and its affiliates use certain of the products manufactured by Dresser, Inc. in its regular business operations and purchase such products from Dresser, Inc. in the ordinary course of business on standard terms and conditions. In 2009, the Company’s total purchases of products from Dresser, Inc. were approximately $5.5 million which represents less than 1% of the consolidated gross revenues of Dresser, Inc.

POLICIES AND PROCEDURES WITH RESPECT
TO TRANSACTIONS WITH RELATED PERSONS

The Company’s policies and procedures with respect to the review, approval and ratification of any transactions with related persons are set forth in the Audit Committee Charter and the Code of Business Conduct.

Under its Charter, the Audit Committee is charged with the review of reports and disclosures of insider and affiliated party transactions. Under the Code of Business Conduct, the following situations must be reviewed if they involve a direct or indirect interest of any director, executive officer or and employee (including immediate family members):

•	owning more than a 10% equity interest or a general partner interest in any entity that transacts business with the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

•	selling anything to the Company or buying anything from the Company (including lending or leasing transactions, but excluding the receipt of utility service from the Company at tariff rates), if the total amount involved in such transactions may exceed $120,000;

•	consulting for or being employed by a competitor; and

•	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member.

Related party transactions requiring review under the Code of Business Conduct are annually reviewed and ratified at the Audit Committee’s March meeting. Directors, Section 16 Officers and senior executive officers are expected to raise any potential transactions involving a conflict of interest that relates to them with the Audit Committee so that they may be reviewed in a prompt manner. There are no related party transactions disclosed above under the heading “Certain Relationships and Related Transactions” that have not been reviewed and ratified in accordance with these procedures.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors appointed Deloitte & Touche LLP, 155 East Broad Street, Columbus, OH 43215, as independent auditors to examine the Company’s accounts for the fiscal year ending December 31, 2010, and the Board of Directors approved the appointment. A representative of Deloitte & Touche LLP will be present at the meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors and its Audit Committee consider Deloitte & Touche LLP well qualified to serve as the Company’s independent registered public accountants. The Audit Committee recommends ratification of such appointment by the stockholders.

Although action by stockholders for this matter is not required, the Board of Directors and the Audit Committee believe that it is appropriate to seek stockholder ratification of this appointment in order to provide stockholders a means of communicating the stockholders’ level of satisfaction with the performance of the independent registered public accountants and their level of independence from management. If the proposal is not approved and the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will take this into consideration and will reconsider the appointment.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is needed to ratify the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote against the proposal. We believe brokers will have discretionary authority to vote on this proposal, so there would be no broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2010.

PROPOSAL III — AMENDMENT OF BY-LAWS TO GIVE STOCKHOLDERS THE POWER TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

Currently, the Company’s By-laws provide that only the Board of Directors may call a special meeting of Stockholders. The Board of Directors has adopted, and is now submitting for approval by the Company’s stockholders, an amendment to Article IV of the Company’s By-Laws to add a provision permitting holders of 25% of the voting power of the outstanding voting securities of the Company to call a special meeting of stockholders. The complete text of the proposed amendment, including the requirements and procedures for calling a special meeting of stockholders, is set forth in Exhibit A.

In determining that the proposal is in the best interest of the Company’s stockholders, the Corporate Governance Committee and the Board of Directors considered arguments for and against the new By-Law. Some investors are of the opinion that providing stockholders the ability to call special meetings is an important enhancement to stockholder rights. The Board of Directors also considered the views of investors with concerns that a small minority of stockholders could trigger a special meeting resulting in unnecessary financial expense and disruption to the Company’s business. After weighing all of these considerations, the Board of Directors decided to propose to shareholders amendment of the Company’s By-laws as reflected in Exhibit A in an effort to strike an appropriate balance between these opposing points of view.

Upon approval of the Company’s stockholders, the text of the proposed amendment will become effective.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is needed to approve the Special Meetings Proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes should not have any effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SPECIAL MEETINGS PROPOSAL.

PROPOSAL IV — APPROVAL OF THE NISOURCE INC. 2010 OMNIBUS INCENTIVE PLAN

Introduction

The Company’s Board of Directors, following a recommendation by the Officer Nomination and Compensation Committee (the “Committee”) of the Board of Directors, approved and adopted the NiSource Inc. 2010 Omnibus Incentive Plan (the “Omnibus Plan”), subject to the approval of the Omnibus Plan by the Company’s stockholders. A copy of the Omnibus Plan is attached as Exhibit B to this Proxy Statement, and this discussion is qualified in its entirety by reference to the full text of the Omnibus Plan.

The Board of Directors and the Committee believe that the adoption of the Omnibus Plan is in the best interests of the Company. The purpose of the Omnibus Plan is to promote the achievement of both short-term and long-term objectives of the Company by (a) aligning compensation of participants with the interests of Company stockholders, (b) enhancing the interest of participants in the growth and success of the Company, and (c) attracting and retaining participants of outstanding competence.

The Board of Directors previously adopted, and the stockholders approved, both the NiSource Inc. 1994 Long-Term Incentive Plan (the “LTIP”) and the NiSource Inc. Non-employee Director Stock Incentive Plan (the “Director Plan”). The Omnibus Plan combines many of the features of the LTIP and Director Plan so that awards may be granted under one plan to all employees and directors.

The Board of Directors has taken action to freeze the award of any grants under either the LTIP or the Director Incentive Plan after December 1, 2010 until the date of the 2010 Annual Meeting, except for awards covering up to 1,250,000 shares of common stock, which may be granted under the LTIP or the Director Incentive Plan to cover our customary grants in January 2010. If the Omnibus Plan is approved by the Company’s stockholders, no further awards will be made under either the LTIP or the Director Plan. If the Omnibus Plan is not approved by the Company’s stockholders, no awards of any kind will be made under the Omnibus Plan and the freeze of awards under the LTIP and the Director Incentive Plan will terminate.

The Omnibus Plan provides that the number of shares of common stock of the Company available for awards under the Omnibus Plan will be 8,000,000 plus the number of shares subject to outstanding awards granted under either the LTIP or the Director Plan that expire or terminate for any reason.

The Omnibus Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), regarding deductibility of executive compensation, discussed below. The basic features of the Omnibus Plan are as follows.

Administration

The Omnibus Plan will be administered by the Committee, or such other committee as the board shall appoint from time to time, which shall consist of two or more directors, all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m), a “non-employee director” within the meaning of SEC Rule 16b-3, and an “independent director” under the rules of the NYSE. The Committee has the discretion to interpret the Omnibus Plan and any award or other agreement employed by the Company in the administration of the Omnibus Plan. Subject to the provisions of the Omnibus Plan, the Committee has the power to:

•	determine when and to whom awards will be granted;

•	make awards under the Omnibus Plan;

•	determine the fair market value of shares or other property, where applicable;

•	determine the terms, conditions, and restrictions applicable to each award and any shares acquired pursuant to such awards;

•	determine how an award will be settled;

•	approve one or more forms of award agreements;

•	amend, modify, extend, cancel, or renew any award or waive any restrictions or conditions applicable to any award or any shares acquired upon the exercise of an award;

•	accelerate, continue, extend, or defer the exercisability of any award or the vesting of any shares acquired upon the exercise of an award;

•	prescribe, amend, or rescind any rules and regulations relating to the administration of the Omnibus Plan; and

•	make all other determinations necessary or advisable for the administration of the Omnibus Plan.

Notwithstanding the foregoing, the Board of Directors shall perform the functions of the Committee for purposes of granting awards to non-employee directors.

Eligibility

The Omnibus Plan gives the Committee full discretion to designate any non-employee director of the Company or any employee of the Company or an affiliate as a participant in the Omnibus Plan. The Company currently has ten non-employee directors, and the Company and its affiliates currently have approximately 7,600 employees eligible to participate in the Omnibus Plan.

Number of Shares and Limitations

If approved by stockholders, the total number of shares of common stock of the Company available for distribution under the Omnibus Plan after the date of approval is 8,000,000 plus the number of shares subject to outstanding awards granted under either the LTIP or the Director Plan that expire or terminate for any reason (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company). Thus, if the Omnibus Plan is approved by stockholders, the aggregate number of shares available for awards to employees and non-employee directors actually will be reduced from the combined aggregate limits of the LTIP and the Director Plan.

The following shares related to awards will be available for issuance again under the Omnibus Plan:

•	shares related to awards paid in cash, and

•	shares related to awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the shares.

In addition, the following shares related to awards also will be available for issuance again under the Plan:

•	shares equal in number to the shares withheld, surrendered or tendered in payment of the exercise price of an award, including an award granted under the LTIP or the Director Plan;

•	shares tendered or withheld in order to satisfy tax withholding obligations; and

•	shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of awards, including awards granted under the LTIP or the Director Plan.

No participant may receive in any fiscal year of the Company awards under the Omnibus Plan having an aggregate grant date fair value or aggregate payout, as applicable, that exceed the following limitations:

•	no more than $12,000,000 subject to stock options or stock appreciation rights;

•	no more than $7,000,000 subject to restricted stock or restricted stock units; and

•	no more than $10,000,000 subject to performance shares, performance units, cash-based awards, or other stock-based awards.

Performance Targets and Code Section 162(m)

Awards under the Omnibus Plan may be conditioned upon the attainment of performance targets. Awards may be based on any number and type of performance targets that the Committee determines are desirable. The performance measured may be that of the Company, its affiliates, or business units within the Company or affiliates. In setting performance targets, the Committee may assign payout percentages to various levels of performance that will be applied to reduce or increase the payout connected to the award when performance over a performance period either falls short of or exceeds the performance target.

With respect to awards intended to qualify as “performance-based compensation” under Code Section 162(m), such performance targets will be based on one or any combination of two or more performance measures listed in Section 13.1(b) of the Omnibus Plan. The Committee may provide in any such award that any evaluation of performance may include or exclude any extraordinary events described in Section 13.1(c) of the Omnibus Plan. To the extent such inclusions or exclusions affect awards to “covered employees” under Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) may not be adjusted upward. The Committee shall retain the discretion to adjust such awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be based on these or other performance measures, as determined by the Committee.

Types of Awards

The types of awards that may be granted under the Omnibus Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.

Subject to certain restrictions applicable to incentive stock options, awards granted under the Omnibus Plan will be exercisable by the participants at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant. In addition to the general characteristics of all of the awards described above, the basic characteristics of awards that may be granted under the Omnibus Plan are as follows:

Incentive and Nonqualified Stock Options (“ISOs” and “NSOs”).  Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Committee may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the Omnibus Plan) of a share of common stock of the Company as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that (a) ISOs may be granted only to employees, (b) no ISOs may be granted more than ten years after the effective date of the Omnibus Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate grant date fair market value of the shares of common stock of the Company with respect to which ISOs granted under the Omnibus Plan and any other plan of the Company first become exercisable in any calendar year for any employee may not exceed the $100,000 maximum amount permitted under Code Section 422(d). Additional restrictions apply to an ISO granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options generally may be paid in any of the following methods:

•	in cash;

•	by authorizing a third party with which the optionee has a brokerage or similar account to sell the shares (or a sufficient portion of such shares) acquired upon the exercise of the option and remit to the Company a portion of the sale proceeds sufficient to pay the entire option exercise price;

•	by delivering shares that have an aggregate fair market value on the date of exercise equal to the option exercise price;

•	by authorizing the Company to withhold from the total number of shares as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price for the total number of shares as to which the option is being exercised;

•	by such other means by which the Committee determines to be consistent with the purpose of the Omnibus Plan and applicable law; or

•	by any combination of items listed above.

Stock Appreciation Rights (“SARs”).  The value of a SAR granted to a participant is determined by the appreciation in the number of shares of common stock of the Company subject to the SAR during its term, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of common stock of the Company to which the right relates, determined as of the date the SAR is granted. A SAR may be granted in connection with a previously or contemporaneously granted option, or independent of any option. A SAR may be paid in cash, shares of common stock of the Company or a combination of cash and shares as determined by the Committee. No SAR may be exercised more than ten years after its date of grant.

Restricted Stock and Restricted Stock Units (“RSUs”).  The Committee may grant participants awards of restricted stock and RSUs. Restricted stock involves the granting of shares to participants subject to restrictions on transferability and any other restrictions the Committee may impose. The restrictions lapse if either the holder continues to perform services to the Company or its affiliates for a specified period of time established by the Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Committee. RSUs are similar to restricted stock except that no shares actually are awarded to the participant on the date of grant, and the holder typically does not enjoy any stockholder rights with respect to the units. Restricted stock awards are settled in shares. RSU awards may be settled in cash, shares, or a combination of cash and shares, as determined by the Committee and provided in the applicable award agreement.

Performance Shares.  The Committee may grant participants awards of performance shares. The period of time over which performance targets are measured will be of such duration as the Committee shall determine in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive shares of common stock of the Company.

Performance Units.  The Committee may grant participants awards of performance units. The period of time over which the performance goals are measured will be no less than two years, unless otherwise determined by the Committee in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the Committee in an award agreement.

Cash-Based Awards.  Cash-based awards entitle the participants to payments of amounts of cash determined by the Committee based upon the achievement of specified performance targets during a specified performance period, which typically will be one year unless otherwise determined by the Committee. Each cash-based award will have its value determined by the Committee.

Other Stock-Based Awards.  The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Company. Other stock-based awards are a catch-all category to provide for awards of stock-based compensation that do not fit within the scope of the other specifically described types of awards. Payments with respect to other stock-based awards may be made in cash, shares, or a combination of cash and shares as determined by the Committee. The Committee has the discretion to determine the terms and conditions of these other stock-based awards.

Termination of Service

If a participant ceases to be an employee or director of the Company or its affiliates, the Committee may provide for special vesting and payment conditions upon such termination in an applicable award agreement. If a participant’s employment or directorship is terminated for cause, however, the participant’s right to receive the benefits of an award is forfeited.

Transferability

In general, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as otherwise provided in the Omnibus Plan, all rights with respect to an award granted to a participant shall be available during his or her lifetime only to such participant. Notwithstanding the foregoing, a participant, at any time prior to his death, may assign all or any portion of an NSO or SAR to:

•	the participant’s spouse or lineal descendant;

•	the trustee of a trust for the primary benefit of the participant’s spouse or lineal descendant; or

•	a tax-exempt organization as described in Code Section 501(c)(3).

Notwithstanding the foregoing, non-employee directors may assign all or any portion of any award granted to them to assignees described above. In the event of an assignment, the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the participant with respect to the assigned portion of such award, and such portion of the award shall continue to be subject to all of the terms, conditions and restrictions applicable to the award as set forth in the Omnibus Plan and in the related award agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Further notwithstanding the foregoing, no incentive stock option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

Duration, Adjustments, Modifications, Terminations

The Omnibus Plan will remain in effect until all shares of the Company subject to the Omnibus Plan are distributed, or the Omnibus Plan is terminated as described below.

In the event of a recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate, the Committee shall equitably adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and provisions regarding payment with respect to outstanding awards. The Committee has the discretion to make similar adjustments in connection with other changes in the Company’s capitalization, including due to a merger, reorganization, or consolidation.

The Omnibus Plan also gives the Board and the Committee the right to terminate, suspend or amend the Omnibus Plan without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, insofar as stockholder approval thereof is required in order for the Omnibus Plan to continue to satisfy the requirements of SEC Rule 16b-3 , or the rules of any applicable stock exchange. No termination, suspension or amendment of the Omnibus Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or amendment, unless such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

Upon a change in control, all outstanding awards shall become fully exercisable and all restrictions thereon shall terminate; provided, however, that notwithstanding the above, with respect to performance shares, performance units, cash-based awards, and other stock-based awards, the Committee shall determine and provide through an award agreement or other means the extent of vesting and the treatment of partially completed performance periods for any such performance shares, performance units, cash-based awards, and other stock-based awards outstanding upon a change in control. Further, the Committee, as constituted before such change in control, is authorized, and has sole discretion, as to any award, either at the time such award is granted or any time thereafter, to take any one or more of the following actions:

•	provide for the cancellation of any such award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares covered thereby had such award been currently exercisable;

•	make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or

•	cause any such award then outstanding to be assumed, by the acquiring or surviving corporation, after such change in control.

Federal Tax Considerations

The Company has been advised by its counsel that awards made under the Omnibus Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

Nonqualified Stock Options.   A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time a NSO is granted under the Plan. At the time of exercise of NSOs, the participant will realize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

Incentive Stock Options.  A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time an ISO is granted under the Plan. If a participant disposes of shares acquired from the exercise of an ISO no earlier than (a) two years after the grant of the option and (b) one year after the exercise of the option (both (a) and (b) collectively referred to as the “Holding Periods”), then no taxable income will result upon the exercise of such ISO, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the Holding Periods, any gain or loss realized by a participant will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the Holding Periods.

Except in the event of death, if the participant disposes of the shares before the end of the Holding Periods (a “Disqualifying Disposition”), such participant will recognize a gain (taxable at ordinary income tax rates) which equals the lesser of (a) the difference between the fair market value on the exercise date and the option exercise price, or (b) the difference between the sale price of the shares and the option exercise price on the date of sale. The balance, if any, will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. If the participant pays the option exercise price with shares that were originally acquired pursuant to the exercise of an ISO and the Holding Periods for such shares have not been met, the participant will be treated as having made a Disqualifying Disposition of such shares, and the tax consequence of such Disqualifying Disposition will be as described above.

For alternative minimum tax purposes, an ISO will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed previously.

Stock Appreciation Rights.  There will be no federal income tax consequences to either the participant or the Company upon the grant of an SAR. The participant, however, generally must recognize ordinary taxable income upon the exercise or surrender of an SAR in an amount equal to the fair market value (on the date of exercise) of the shares exercised, less the exercise price. Gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be a capital gain or loss.

Restricted Stock.  Unless the participant files an election to be taxed under Code Section 83(b), the participant will not realize income upon the grant of restricted stock. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions lapse. The amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the participant files an election to be taxed under Code Section 83(b), the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units.  A recipient of RSUs will not recognize taxable income upon the award of RSUs, and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a RSU award, the participant will recognize ordinary income equal to the value of the shares or cash received and the Company will be entitled to a corresponding deduction. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Performance Shares, Performance Units, and Cash-Based Awards.  Generally, the participant will not realize taxable income on the date of grant of a performance share, performance unit, or cash-based award. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares, or a combination of cash and shares are delivered to the participant in payment of the award. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares received, if any, on the date of issuance. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Code Section 162(m).  Compensation of the Company’s Chief Executive Officer and its three most highly compensated executive officers (not including the Chief Executive Officer and Chief Financial Officer) is subject to the tax deduction limits of Code Section 162(m). Awards that qualify as “performance-based compensation,” however, will be exempt from Code Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such awards. If approved by the Company’s stockholders, the Omnibus Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

Code Section 409A.  Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. The Omnibus Plan has been designed so that awards should be exempt from coverage under Code Section 409A. Certain terms have been defined in a manner so that if awards are subject to Code Section 409A, they should comply with Code Section 409A.

Forfeiture and Over/Under Payments

The Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service.

If any participant or beneficiary receives an underpayment of shares or cash payable under the terms of any award, payment of any such shortfall shall be made as soon as administratively practicable. If any participant or beneficiary receives an overpayment of shares or cash payable under the terms of any award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under the

Omnibus Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement.

Withholding

The Omnibus Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. The Omnibus Plan also permits the Company to require a participant to remit to the Company an amount sufficient to satisfy any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

New Plan Benefits

The Committee has not yet made any determination with respect to awards that may be granted in the future pursuant to the Omnibus Plan.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or by proxy and entitled to vote on this proposal is required to approve the Omnibus Plan. [Proxies solicited by the Board of Directors will be voted for approval of the Omnibus Plan unless stockholders specify otherwise in their proxies. Abstentions will have the same effect as a vote against approval of the Omnibus Plan. Broker non-votes should have no effect on the vote.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2010 OMNIBUS INCENTIVE PLAN.

PROPOSAL V — STOCKHOLDER PROPOSAL REQUESTING ADOPTION OF A POLICY
REQUIRING SENIOR EXECUTIVES TO RETAIN A SIGNIFICANT PERCENTAGE OF STOCK
ACQUIRED THROUGH COMPENSATION PROGRAMS UNTIL
THREE YEARS FOLLOWING TERMINATION OF EMPLOYMENT

Utility Workers Union of America (“UWUA”), 815 Sixteenth Street, N.W., Washington, D.C. 20006, which owns 200 shares of the Company’s common stock, has informed the Company that it plans to present the resolution set forth below at the meeting. In accordance with the applicable proxy rules, UWUA’s proposal and supporting statement, for which the Company accepts no responsibility, are set forth below:

RESOLVED, that shareholders of NiSource, Inc. urge the Board of Directors to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until three years following the termination of their employment (through retirement or otherwise), and to report to shareholders regarding the policy before the 2011 annual meeting of shareholders.

The policy should be drafted to operate prospectively to future grants of equity-based compensation and employment agreements entered into after the date of the policy’s adoption. The shareholders recommend that the Board not adopt a percentage lower than 75% of net after-tax shares. The policy should also address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

UWUA’s Supporting Statement

Equity-based compensation is an important component of senior executive compensation at NiSource. According to the Company’s 2009 proxy statement, stock awards made up 36% percent of total compensation for six named executive officers during 2008. Although the Board states that a fundamental purpose of the Company’s incentive compensation plan is to align executives’ interests with the long-term interests of shareholders, in our view the plan does not go far enough to accomplish this goal.

We believe there is a link between stockholder wealth and executive wealth that directly correlates to stock ownership by executives. According to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performance. (Alix Stuart, “Skin in the Game,” CFO Magazine, March 1, 2008)

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on NiSource’s long-term success, and would better align their interests with those of NiSource shareholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.

NiSource has a minimum stock ownership guideline requiring executives to own a number of shares of NiSource stock as a multiple of salary. The executives covered by the policy have an initial five years in which to comply. We believe this policy does not go far enough to ensure that equity compensation builds executive ownership, especially given the extended time period for compliance. We also view a retention requirement approach as superior to a stock ownership guideline, because a guideline loses effectiveness once it has been satisfied.

We therefore urge shareholders to vote FOR this proposal.

Statement of the Company Against the Proposal

The Board of Directors unanimously recommends a vote AGAINST this proposal.

The Board believes that adoption of this proposal is not in the best interest of the Company or its stockholders.

The Company’s compensation program is carefully designed to include a long-term incentive component of equity-based compensation. One of the principal purposes of this equity-based compensation component is to align the interests of the Company’s executives with the interests of its long-term stockholders in increasing the value of its stock. The Board also believes that it is important to discourage excessive risk-taking and promote long-term, sustainable value creation. However, the Board disagrees with the means that the stockholder proposal recommends for accomplishing these goals.

The Company has adopted stock ownership guidelines for its executive officers, as more fully discussed above in the Compensation Discussion and Analysis. Currently, the ownership target for the Chief Executive Officer is five times his annual base salary, and the ownership target for other executive officers is three times their respective base salaries. Further, until such time as each of the executive officers satisfies his or her stock ownership guidelines, such officer is required to hold 50% of the shares of common stock received upon the lapse of the restrictions on restricted stock and the vesting of performance units.

The Company also maintains a robust securities compliance policy, which, among other things, prohibits hedging transactions in the Company’s stock such as short sales and the buying or selling of puts, calls or other options. In addition, the Company has included a “clawback” provision in each of the 1994 Long Term Incentive Plan and the proposed 2010 Omnibus Incentive Plan. The clawback provision requires executives to reimburse the Company for any payment for awards earned or accrued during the 12-month period following filing of any accounting restatement due to misconduct or material noncompliance of the Company if the executive knowingly or through gross negligence failed to prevent the misconduct or material noncompliance.

Furthermore, the Officer Nomination and Compensation Committee of the Board has undertaken a comprehensive review of the risks associated with Company’s compensation plans and programs. This governance process serves as an additional check on the behaviors that are incented by the Company’s long-term incentive plan.

The Board believes that the Company’s risk oversight process, stock ownership guidelines, clawback provisions and policies that prohibit hedging transactions serve to align the interest of its executive officers to that of its stockholders while discouraging unreasonable risk-taking more effectively than the measures described in the stockholder proposal, and with less risk of unintended negative consequences.

The Board believes that the proposed three-year post-termination ownership requirement may actually impair the Company’s ability to continue to deliver long-term success for its stockholders. The Company is not aware of any peer companies that impose limitations similar to those set forth in the proposal so adopting the proposal could put the Company at a competitive disadvantage in its efforts to attract and retain highly qualified executives that are important in creating additional stockholder value. Additionally, adoption of the proposal could potentially lead to higher nonperformance-based compensation, such as base salaries, in order to stay competitive in the marketplace. By extending the retention period for three years after termination of employment, the proposal would also unjustly limit executives’ financial resources at a time when they no longer have control over the Company’s operations or results. Requiring executives to maintain a high percentage of stock awarded to them through equity compensation plans beyond termination of employment could encourage early loss of long-tenured and highly valued executive talent by providing an incentive for such executives to leave the Company in order to realize the value of their compensation or to diversify their holdings.

As such, the Board does NOT believe that the proposal is in the long-term best interests of the Company’s stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or by proxy and entitled to vote on this proposal is required to approve the stockholder proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes should have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee consists of Messrs. Beering, Foster, Jesanis, Kittrell, Rolland and Thompson and Dr. Woo. Each of the members of the Audit Committee is independent as defined under the applicable NYSE rules and meets the additional independence standard set forth by the Board of Directors. Each of the members of the Audit Committee also is “financially literate” for purposes of applicable NYSE rules. The board of directors, after substantial deliberation and a careful review of the Securities and Exchange Commission rules, has designated Dennis E. Foster, the Chairman of the Audit Committee, as the “audit committee financial expert.”

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and has discussed with Deloitte & Touche LLP, the Company’s independent registered public accountants, the matters required to be discussed by PCAOB Interim Standard, “Communications with Audit Committees” (AU 380, as amended; SEC regulation S-X Rule 2-07; Auditing Standard No. 5 and the NYSE Corporate Governance Rules). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees concerning independence” and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has considered whether Deloitte & Touche LLP’s provision of other non-audit services to the Company is compatible with maintaining Deloitte & Touche LLP’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Upon recommendation of the Audit Committee, the Company has engaged Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

Audit Committee

Dennis E. Foster, Chairman
Steven C. Beering
Michael E. Jesanis
Marty R. Kittrell
Ian M. Rolland
Richard L. Thompson
Carolyn Y. Woo

February 25, 2010

INDEPENDENT AUDITOR FEES

The following table represents the aggregate fees for professional audit services rendered by Deloitte & Touche LLP, the Company’s independent auditors, for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2009, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2008	2009

Audit Fees(1)	$6,795,820	$5,978,440
Audit-Related Fees(2)	471,650	392,265
Tax Fees(3)	63,529	80,583
All Other Fees(4)	0	0

(1)	Audit Fees — These are fees for professional services performed by Deloitte & Touche LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for the assurance and related services performed by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees — These are fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees — These are fees for permissible work performed by Deloitte that does not meet the above categories.

Pre-Approval Policies and Procedures.  During fiscal year 2009, the Audit Committee approved all audit, audit related and non-audit services provided to the Company by Deloitte & Touche LLP prior to management engaging the auditor for those purposes. The Audit Committee’s current practice is to consider for pre-approval annually all audit, audit related and non-audit services proposed to be provided by our independent auditors for the fiscal year. Additional fees for other proposed audit-related or non-audit services which have been properly presented to the Pre-Approval Subcommittee of the Audit Committee (consisting of Dennis E. Foster) by the Vice President and Controller of the Company (not within the scope of the approved audit engagement) may be considered and, if appropriate, approved by the Pre-Approval Subcommittee of the Audit Committee, subject to later ratification by the full Audit Committee. In no event, however, will (i) any non-audit related service be presented or approved that would result in the independent auditor no longer being considered independent under the applicable Securities and Exchange Commission rules or (ii) any service be presented or approved by the Pre-Approval Subcommittee the fees for which are estimated to exceed $100,000. In making its recommendation to appoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte & Touche LLP is compatible with maintaining that firm’s independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information for all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors), in effect as of December 31, 2009.

Number of
Securities
Remaining Available
for
	Number of		Future Issuance
	Securities to		Under
	be Issued Upon	Weighted-Average	Equity
	Exercise	Exercise Price of	Compensation
	of Outstanding	Outstanding	Plans (Excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in
	Rights	Rights	Column
Plan Category	(a)	(2)(b)	(c)

Equity compensation plans approved by security holders(1)	6,751,379	22.50	27,866,516
Equity compensation plans not approved by security holders	0	0	0
Total	6,751,379	22.50	27,866,516

(1)	Stockholder Approved Plans. This Plan category includes the following plans: the 1994 Long Term Incentive Plan, as approved by the stockholders on May 10, 2005 (27,539,431 shares remain available for issuance under the plan), the Non-employee Director Stock Incentive Plan, as approved by the stockholders on May 20, 2003, (99,741 shares remain available for issuance under the plan), and the NiSource Inc. Employee Stock Purchase Plan, last approved by the stockholders on May 10, 2005 (227,344 shares remain available for purchase under the plan).

(2)	In calculating the weighted-average exercise price of outstanding options, warrants and rights shown in column (b), stock units and contingent stock which can convert into shares of common stock upon maturity have been excluded. Stock units and contingent stock are payable at no cost to the grantee on a one-for-one basis.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2011 ANNUAL MEETING

Any holder of common stock who wishes to bring any business before the 2011 annual meeting must file a notice of the holder’s intent to do so no earlier than January 8, 2011, and no later than February 9, 2011. The notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Any holder of common stock who wishes to submit a proposal to be included in the Company’s proxy materials in connection with the 2011 annual meeting must submit the proposal to the Corporate Secretary of the Company by December 3, 2010. The holder submitting the proposal must have owned common stock having a market value of at least $2,000 for at least one year prior to submitting the proposal and represent to the Company that the holder intends to hold those shares of common stock through the date of the 2011 annual meeting.

Any holder of common stock who wishes to nominate a director at the 2011 annual meeting must file a notice of the nomination no earlier than January 8, 2011, and no later than February 9, 2011. The Company’s by-laws require that a notice to nominate an individual as a director must include the name of each nominee proposed, the number and class of shares of each class of stock of the Company beneficially owned by the nominee, such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the nominee, the nominee’s signed consent to serve as a director of the Company if elected, the nominating stockholder’s name and address, and the number and class of shares of each class of stock beneficially owned by the nominating stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2009.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in the Company’s Annual Report for the year ended December 31, 2009. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of March 15, 2010. These statements and other reports filed with the SEC are available through the Company website at www.nisource.com/financials.cfm.

AVAILABILITY OF FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2009, including the financial statements and the financial statement schedules, but without exhibits, is contained within the Company’s Annual Report which has been sent, or is concurrently being sent, to you and will be provided without charge to any stockholder or beneficial owner of the Company’s shares upon written request to Gary W. Pottorff, Corporate Secretary, NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410 and is also available at the Company’s website at www.nisource.com/annuals.cfm.

OTHER BUSINESS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters that will be brought before the meeting by others. If any matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.

Please vote your shares by telephone, through the internet or by promptly marking, dating, signing and returning the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Gary W. Pottorff
Corporate Secretary

Dated: April 2, 2010

Exhibit A

Proposed Amendment to Article IV, Section (c) of the By-Laws of NiSource Inc.

Section (c) of Article IV of the Company’s By-Laws will be replaced in its entirety by the following revised Section (c) of Article IV:

Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or upon written request of stockholders holding no less than twenty-five percent of the shares of common stock issued and outstanding. Any such written request shall include the proposed purpose or purposes of the meeting and be accompanied by the information required by Article IV, Section (h) of these By-Laws with respect to the requesting stockholders, each proposal to be presented by the requesting stockholders and, if any such proposal involves the election of directors, each person to be nominated by the requesting stockholders for election as a director of the Corporation. Such written request and accompanying information shall be delivered to the Secretary of the Corporation at its principal executive office. In the event a special meeting is properly requested pursuant to this Section (c), then either a majority of the Board of Directors, or the Chairman of the Board, or the President shall cause a special meeting of stockholder to be called for a date not more than 120 days after the Secretary of the Corporation receives the requisite written request and accompanying information. Business transacted at a special meeting shall be limited to the purpose(s) stated in the notice of the meeting. The Board of Directors shall have the authority in its discretion to include in the notice of a special meeting requested by stockholders matters in addition to those proposed by the requesting stockholders.

A-1

Exhibit B

NISOURCE INC.

2010 OMNIBUS INCENTIVE PLAN

NISOURCE INC.

2010 OMNIBUS INCENTIVE PLAN

B-i

NISOURCE INC.

2010 Omnibus Incentive Plan

Article I

Establishment, Purpose, Duration

Section 1.1  Establishment of the Plan.  NiSource Inc. (formerly NIPSCO Industries, Inc.) (the “Company”) adopted the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan effective April 13, 1994, which was later amended and restated effective April 14, 1999, and renamed the NiSource Inc. 1994 Long-Term Incentive Plan (the “LTIP”). The LTIP has been amended from time to time, with the most recent amendment and restatement effective January 14, 2009.

In addition, the Company adopted the NiSource Inc. Nonemployee Director Stock Incentive Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan), effective February 1, 1992, as amended effective December 16, 1997 and February 1, 1998 (the “Director Stock Plan”). The Company also adopted the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Restricted Stock Unit Plan) effective January 1, 1999 (the “Director Stock Unit Plan”). The Company merged the Director Stock Plan and the Director Stock Unit Plan into a single document, effective July 1, 2002 (the “Director Incentive Plan”). The Director Incentive Plan has been amended from time to time, with the most recent amendment and restatement effective May 13, 2008.

Finally, the Company adopted the NiSource Inc. Corporate Incentive Plan (the “Corporate Incentive Plan”) to provide annual cash awards to employees of the Company.

The Company now desires to replace the Prior Plans with one incentive plan document, to be called the NiSource Inc. 2010 Omnibus Incentive Plan. Each of the Prior Plans will continue to remain effective with respect to awards granted under each Prior Plan. Upon stockholder approval of this Plan, no new awards will be granted under the Prior Plans. New Awards will be granted under this Plan.

Section 1.2  Purpose.  The Plan is designed to promote the achievement of both short-term and long-term objectives of the Company by (a) aligning compensation of Participants with the interests of Company stockholders, (b) enhancing the interest of Participants in the growth and success of the Company, and (c) attracting and retaining Participants of outstanding competence.

Section 1.3  Effective Date and Duration.  This Plan, if approved by a majority of the votes cast by Company stockholders at the 2010 annual meeting shall become effective at such date. If such stockholder approval is not obtained, no Awards will be granted under this Plan. If approved, the Plan shall remain in effect, subject to the right of the Board or the Committee to amend and terminate the Plan at any time as provided in this Plan, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event, however, may an Award be granted under the Plan more than ten years after the date the Plan was approved by the stockholders.

Article II

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

Section 2.1  162(m) Award.  “162(m) Award” means an Award that is intended to be deductible as “performance-based compensation” under Code Section 162(m).

Section 2.2  1934 Act.  “1934 Act” means the Securities Exchange Act of 1934, as amended.

Section 2.3  Affiliate.  “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

Section 2.4  Award.  “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, or other Article XII stock-based award granted to a Participant under the Plan.

Section 2.5  Award Agreement.  “Award Agreement” means a written or electronic statement or agreement prepared by the Company that sets forth the terms, conditions and restrictions applicable to Awards granted under the Plan.

Section 2.6  Board or Board of Directors.  “Board” or “Board of Directors” means the Board of Directors of the Company.

Section 2.7  Cash-Based Award.  “Cash-Based Award” means an Award granted to a Participant, as described in Article XI herein.

Section 2.8  Cause.  “Cause,” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Company and a Participant; provided however, that if there is no such employment agreement, “Cause” shall mean any of the following: (a) the Participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust; (b) the Participant’s willful engagement in any misconduct in the performance of his or her duty that materially injures the Company; (c) the Participant’s performance of any act which would materially and adversely impact the business of the Company; or (d) the Participant’s willful and substantial nonperformance of assigned duties. Notwithstanding the foregoing, the Committee shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

Section 2.9  CEO.  “CEO” means the Chief Executive Officer of the Company.

Section 2.10  CEO’s Pool.  “CEO’s Pool” means the portion of Shares available for Awards under this Plan that the Committee reserves for the CEO in accordance with Article IV of the Plan.

Section 2.11  Change in Control.  “Change in Control” means the occurrence of either a “Change in Ownership,” “Change in Effective Control” or a “Change of Ownership of a Substantial Portion of Assets,” as defined below:

(a) Change in Ownership.  A Change in Ownership of the Company occurs on the date that any one person, or more than one Person Acting as a Group (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company). An increase in the percentage of stock owned by any one person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock. This subsection (a) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b) Change in Effective Control.  A Change in Effective Control of the Company occurs on the date that either —

(i) any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(ii) candidates are elected to the Board who were not recommended for election by the current Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the

Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation).

In the absence of an event described in paragraph (i) or (ii), a Change in Effective Control of the Company shall not have occurred.

(c) Acquisition of additional control.  If any one person, or more than one Person Acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company).

(d) Change of Ownership of a Substantial Portion of Assets.  A Change of Ownership of a Substantial Portion of Assets occurs on the date that any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(e) Transfers to a related person.  There is no Change in Control when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a Change of Ownership of a Substantial Portion of Assets if the assets are transferred to —

(i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii) a person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii) next above.

A person’s status is determined immediately after the transfer of assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a Change of Ownership of a Substantial Portion of Assets of the Company.

(f) Persons Acting as a Group.  Persons shall not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

Section 2.12  Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.13  Committee.  “Committee” means the Officer Nomination and Compensation Committee of the Board of Directors, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m), a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “independent director” under the rules of the New York Stock Exchange (or any other national securities exchange which is the principal exchange on which the Shares may then be traded); provided, however, that as to any Award intended to be a 162(m) Award, if any member of the Officer Nomination and Compensation Committee shall not satisfy such “outside director” requirements, “Committee” means a subcommittee (of two or more persons) of the Officer Nomination and Compensation Committee consisting of all members thereof who satisfy such “outside director” requirement; and further provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above.

Section 2.14  Company.  “Company” means NiSource Inc., a Delaware corporation, or any successor thereto.

Section 2.15  Corporate Incentive Plan.  “Corporate Incentive Plan” means the NiSource Inc. Corporate Incentive Plan, as described in Article I.

Section 2.16  Covered Officer.  “Covered Officer” means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” under Code Section 162(m) at the time income is recognized by such Participant in connection with an Award that is intended to qualify as a 162(m) Award.

Section 2.17  Director Incentive Plan.  “Director Incentive Plan” means the single plan document resulting from the merger of the Director Stock Plan and the Director Stock Unit Plan, effective July 1, 2002, as described in Article I.

Section 2.18  Director Stock Plan.  “Director Stock Plan” means NiSource Inc. Nonemployee Director Stock Incentive Plan, as described in Article I.

Section 2.19  Director Stock Unit Plan.  “Director Stock Unit Plan” means the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan, as described in Article I.

Section 2.20  Disability or Disabled.  “Disability” or “Disabled” means a condition that (a) causes the Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) causes the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, to receive income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Affiliates or (c) causes the Participant to be eligible to receive Social Security disability payments. The Committee, in its sole discretion, shall determine the date of any Disability.

Section 2.21  Employee.  “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

Section 2.22  Fair Market Value.  “Fair Market Value” means, on any given date and as may be specified in an Award Agreement, (a) the closing sales price per share (or, if otherwise specified by the Committee, a price that is based on the opening, actual, high, low, or average sales prices per Share) of the Company’s common stock as reported on the New York Stock Exchange or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required under the Code, the business day immediately preceding such date; or (b) if (a) does not apply, the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.

Section 2.23  Grant Price.  “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR, which shall not be less than 100% of the Fair Market Value of the Shares at the time the SAR was granted.

Section 2.24  Incentive Stock Option or ISO.  “Incentive Stock Option” or “ISO” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

Section 2.25  LTIP.  “LTIP” means the NiSource Inc. 1994 Long-Term Incentive Plan, as described in Article I.

Section 2.26  Nonemployee Director.  “Nonemployee Director” means a member of the Board who is not an Employee.

Section 2.27  Nonqualified Stock Option or NQSO.  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares that does not constitute an Incentive Stock Option under Code Section 422 (or any successor Code Section).

Section 2.28  Option.  “Option” means a right to purchase Shares in accordance with the terms and conditions of the Plan.

Section 2.29  Option Exercise Price.  “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

Section 2.30  Participant.  “Participant” means an Employee or Non-Employee Director who is selected to receive an Award or who has outstanding an outstanding Award granted under the Plan.

Section 2.31  Performance Measure.  “Performance Measure” means one or more business criteria to be used by the Committee in establishing Performance Targets for 162(m) Awards under the Plan.

Section 2.32  Performance Shares.  “Performance Shares” means an Award designated as Performance Shares and granted to a Participant in accordance with Article IX of the Plan.

Section 2.33  Performance Target.  “Performance Target” means the specific, objective goal or goals that are timely set forth in writing by the Committee for grants of 162(m) Awards under the Plan with respect to any one or more Performance Measures.

Section 2.34  Performance Unit.  “Performance Unit” means an Award designated as a Performance Unit and granted to a Participant in accordance with Article X of this Plan.

Section 2.35  Period of Restriction.  “Period of Restriction” means the period during which the transfer of Shares underlying an Award is limited in some way, or the Shares are subject to a substantial risk of forfeiture.

Section 2.36  Plan.  “Plan” means the NiSource Inc. 2010 Omnibus Incentive Plan, as may be amended from time to time.

Section 2.37  Prior Plans.  “Prior Plans” means the LTIP, Director Incentive Plan, and the Corporate Incentive Plan.

Section 2.38  Restricted Stock.  “Restricted Stock” means an Award that is a grant of Shares delivered to a Participant, subject to restrictions described in Article VIII of this Plan.

Section 2.39  Restricted Stock Unit or RSU.  “Restricted Stock Unit” or “RSU” means an Award that is subject to the restrictions described in Article VIII of this Plan and is a promise of the Company to deliver at the end of a Period of Restrictions (a) one Share for each RSU, (b) cash in an amount equal to the Fair Market Value of one Share for each RSU, or (c) a combination of (a) and (b), as determined by the Committee.

Section 2.40  Retirement.  “Retirement” means, with respect to Employees, retirement as defined in the Company’s tax-qualified pension plan, unless defined otherwise in an Award Agreement.

Section 2.41  Service.  “Service” means a Participant’s work for the Company or an Affiliate, either as an Employee or Non-Employee Director.

Section 2.42  Shares.  “Shares” means the shares of common stock of the Company, $0.01 par value per share.

Section 2.43  Stock Appreciation Right or SAR.  “Stock Appreciation Right” or “SAR” means an Award designated as an SAR in accordance with the terms of Article VII of the Plan.

Section 2.44  Subsidiary.  “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

Section 2.45  Tandem SAR.  “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.

Article III

Administration

Section 3.1  Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. Notwithstanding the foregoing, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Nonemployee Directors.

Section 3.2  Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of Shares or other property where applicable;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participants termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine how an Award will be settled, as provided under an Award Agreement;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired upon the exercise thereof;

(h) to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any Shares acquired upon the exercise thereof, including with respect to the period following a Participants termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

Section 3.3  Action by the Committee.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

Section 3.4  Indemnification.  No member of the Board or of the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as a Nonemployee Director of the company so that members of the Committee shall be entitled to indemnification and reimbursement as Nonemployee Directors of the Company, pursuant to the Company’s bylaws.

Article IV

Stock Subject to the Plan

Section 4.1  Aggregate Shares.  Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall not exceed in the aggregate 8,000,000 Shares, plus any Shares subject to outstanding awards granted under a Prior Plan and that expire or terminate for any reason shall be available under this Plan. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of 8,000,000 Shares may be allocated to Incentive Stock Options. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares acquired on the open market.

Section 4.2  Individual Award Limitations.  Subject to adjustments as provided in herein, the following rules shall apply to grants of Awards under the Plan to Participants:

(a) Options:  The maximum aggregate face value (Fair Market Value of a Share of common stock on the date of grant times the number of Options granted) that may be covered by Awards of Options granted in any one fiscal year to any one Participant shall be $12,000,000 per year.

(b) SARs:  The maximum aggregate face value (Fair Market Value of a Share of common stock on the date of grant times the number of SARs granted) that may be covered by Awards of SARs granted in any one fiscal year to any one Participant shall be $12,000,000 per year.

(c) Restricted Stock and Restricted Stock Units:  The maximum aggregate face value (Fair Market Value of a Share of common stock on the date of grant times either the number of Shares of Restricted Stock granted or number of Shares underlying the RSUs granted) that may be covered by Restricted Stock or Restricted Stock Unit Awards granted to any one Participant shall be $7,000,000 per year.

(d) Performance Shares:  The maximum aggregate face value (Fair Market Value of a Share of common stock on the date of grant times the maximum number of Shares that could be earned under the Award) that may be granted to any one Participant shall be $10,000,000 per year.

(e) Performance Units:  The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units that may be granted to any one Participant shall be $10,000,000 per year.

(f) Cash-Based Awards:  The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards to any one Participant shall be $10,000,000 per year.

(g) Other Article XII Stock-Based Awards:  The maximum aggregate Fair Market Value (as determined on the date of grant) of Shares subject to the Article XII stock-based Awards that may be granted to any one Participant shall be $10,000,000 per year.

Section 4.3  Share Counting.  The following Shares related to Awards will be available for issuance again under the Plan: (a) Shares related to Awards paid in cash and (b) Shares related to Awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the Shares. Notwithstanding any provision to the contrary, the following Shares related to Awards will be available for issuance again under the Plan: (a) Shares equal in number to the Shares withheld, surrendered or tendered in payment of the exercise price of an Award, including an award granted under the LTIP or Director Incentive Plan, (b) Shares tendered or withheld in order to satisfy tax withholding obligations, (c) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Awards, including awards granted under the LTIP or Director Incentive Plan.

Section 4.4  Adjustment to Number of Shares.

(a) Appropriate adjustments in the aggregate number of Shares issuable pursuant to the Plan, the number of Shares subject to each outstanding award granted under the Plan, the Option price with respect to Options and Tandem SARs, the specified price of SARs not connected to Options, and the value for Performance Units, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, whether through recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to stockholders, stock distributions or combinations of Shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

(b) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of Shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

(c) Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant’s rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable option price) to the rights the Participant would have received had he exercised his outstanding Award and become a stockholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

Section 4.5  CEO’s Pool of Shares.  A portion of the Shares available for Awards under this Plan, to be determined by the Committee, may be reserved for the CEO to make certain Awards (the “CEO’s Pool”). The CEO may grant any type of Award with shares from the CEO Pool; provided however, that the CEO may not grant any Award to any Covered Officers or other executive officers. Awards available for grant from the CEO Pool will be authorized in a Committee resolution. Unless otherwise determined by the Committee, any Shares not used for Awards under the CEO Pool in one year shall remain available under the CEO Pool in subsequent years.

Article V

Eligibility and Participation

Section 5.1  Eligibility to Receive Awards.  Persons eligible to receive Awards under the Plan are Employees and Nonemployee Directors.

Section 5.2  Participation in the Plan.  Subject to the other provisions of this Plan, the Committee has the full discretion to grant Awards to eligible persons described in Section 5.1. Eligible persons may be granted more than one Award. Eligibility in accordance with this Section, however, shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

Article VI

Options

Section 6.1  Grant of Options.  Options shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, whether the Option is an ISO or NSO, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions. Except in accordance with equitable adjustments as provided in Section 4.4 of this Plan, no Option granted under the Plan shall at any time be repriced or subject to cancellation and replacement without stockholder approval.

Section 6.2  Option Exercise Price.  The Option Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

Section 6.3  Exercise of Options.  Each Award Agreement shall state the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the Option exercise period shall not end later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

Section 6.4  Payment of Option Exercise Price.  Except as otherwise provided in the Plan, or in any Award Agreement, the optionee shall pay the Option Exercise Price upon the exercise of any Option (i) in cash, (ii) by authorizing a third party with which the optionee has a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Option Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Exercise Price for the total number of Shares as to which the Option is being exercised, (v) by such other means by which the Committee determines to be consistent with the purpose of the Plan and applicable law, or (vi) by any combination of (i), (ii), (iii), (iv), and (v). In the case of an election pursuant to (i) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association and made payable to NiSource Inc. In the case of payment pursuant to (ii) or (iii) above, the optionee’s authorization must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an Option, an optionee may file a blanket election with the Committee, which shall govern all future exercises of Options until revoked by the optionee.

Section 6.5  Transfer of Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Section 6.6  Additional Rules for Incentive Stock Options.

(a) Employees.  Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary and not to Employees of any Affiliate unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. Incentive Stock Options may not be granted to Nonemployee Directors.

(b) Exercise Limitations.  The Committee, in its sole discretion, may provide in each Award Agreement the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, provided that the Option period shall not end later than ten years after the date of the grant of the Option. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Option, which first becomes exercisable in any calendar year, exceeds this limitation, so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option; but in all other respects, the original Award Agreement shall remain in full force and effect. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Code Section 422(b)(6), (i) the purchase price of each Share subject to the Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Share on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall cease, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

(c) Rights Upon Termination of Service.  The rules under Section 6.6 of this Plan generally shall apply when an optionee holding an ISO terminates Service. Notwithstanding the foregoing, in accordance with Code Section 422, if an Incentive Stock Option is exercised more than ninety days after termination of Service, that portion of the Option exercised after such date shall automatically be a Nonqualified Stock Option, but, in all other respects, the original Award Agreement shall remain in full force and effect.

Article VII

Stock Appreciation Rights

Section 7.1  Grant of SARs.  Stock Appreciation Rights shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Grant Price of the SAR, the duration of the SAR, the number of Shares to which the SAR pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions.

Section 7.2  Awards.  An SAR shall entitle the grantee to receive upon exercise the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the Grant Price, or, if connected with a previously issued Option, not less than 100% of the Fair Market Value of Shares at the time such Option was granted. An SAR may be a Tandem SAR or may not be granted in connection with an Option.

Section 7.3  Term of SAR.  SARs shall be granted for a period of not more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions, as shall be prescribed by the Committee at the time of grant, subject to the provisions of this Plan.

Section 7.4  Special Rules for Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

Section 7.5  Payment.  Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, payment shall be made in cash, in the form of Shares at Fair Market Value, or in a combination thereof, as the Committee may determine.

Article VIII

Restricted Stock and Restricted Stock Units

Section 8.1  Grants.  The Committee, at any time and from time to time, may grant Shares of Restricted Stock or grant Restricted Stock Units to Participants in such amounts as the Committee shall determine. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units issued to the Participant, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article VIII.

Section 8.2  Period of Restriction.  The end of any Period of Restriction for Restricted Stock or Restricted Stock Units may be conditioned upon the satisfaction of such conditions as are satisfied by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions include, without limitation, restrictions based upon the continued Service of the Participant, the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws, prohibitions against transfer, and repurchase by the Company or right of first refusal. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable Period of Restriction with respect to any part or all of the Shares or number of Restricted Stock Units awarded to a Participant.

Section 8.3  Certificates.  If a certificate is issued in respect of Shares awarded to a Participant, each certificate shall be deposited with the Company, or its designee, and shall bear the following legend:

“This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the NiSource Inc. 2010 Omnibus Incentive Plan and an Award Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of said Company.”

Section 8.4  Lapse of Restrictions.  A Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded or RSUs awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, any Shares that have been awarded, free of the previously described restrictive legend, shall be issued to the Participant or his legal representative.

Section 8.5  Termination of Service.  Each Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 8.6  Code Section 83(b) Election.  If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article IX

Performance Shares Awards

Section 9.1  Grants of Performance Shares.  The Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts as the Committee shall determine. Each Performance Shares grant shall be evidenced by an Award Agreement that shall specify the applicable performance period, the number of Shares subject to a Performance Shares Award that are to be delivered to the Participant upon satisfaction of the performance targets by the expiration of the performance period, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article IX.

Section 9.2  Performance Period and Performance Goals.  At the time of award, the Committee, in its sole discretion shall establish a performance period and the performance goals to be achieved during the applicable performance period with respect to an Award of Performance Shares.

Section 9.3  Delivery of Shares.  Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine the amount of Shares, if any, to be delivered to the Participant in satisfaction of the Award.

Section 9.4  Termination of Service.  Each Performance Shares Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Shares following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Shares Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 9.5  Code Section 162(m).  If any Performance Shares are intended to be 162(m) Awards, the Committee shall follow the procedures set forth in Section 13.1 with respect to such Performance Shares.

Article X

Performance Units

Section 10.1  Grant of Performance Units.  Subject to the terms of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by Award Agreements that are subject to the terms of this Article X.

Section 10.2  Performance Period and Performance Goals.  Unless otherwise determined by the Committee, at the time of award, the Committee shall establish with respect to each Performance Unit a performance period of not less than two years. At the time of award, the Committee also shall establish, in its sole discretion, the performance goals to be achieved during the applicable performance period with respect to an Award of Performance Units.

Section 10.3  Value of Performance Units.  At the time Performance Units are granted, the Committee shall establish with respect to each such Award a value for each Performance Unit, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.

Section 10.4  Code Section 162(m).  If any Performance Units are intended to be 162(m) Awards, the Committee shall follow the procedures set forth in Section 13.1 with respect to such Performance Units.

Section 10.5  Payment of Performance Units.  Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Units. Payment shall be made as soon as practicable after the end of the applicable performance period, but no later than the March 15th of the year after the year in which such performance period ends, in cash, in the form of Shares, or in a combination thereof, as the Committee may determine.

Section 10.6  Termination of Service.  Each Performance Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 10.7  Other Terms.  The Award Agreements with respect to Performance Units shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

Article XI

Cash-Based Awards

Section 11.1  Grant of Cash-Based Awards.  Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, subject to the terms of this Article XI.

Section 11.2  Performance Period and Performance Goals.  Unless otherwise determined by the Committee, the performance period for any Cash-Based Award shall be one year. At the time of award, the Committee also shall establish, in its sole discretion, the performance goals to be achieved during the applicable performance period with respect to Cash-Based Awards.

Section 11.3  Value of Cash-Based Awards.  At the time Cash-Based Awards are granted, the Committee shall establish the value of such Awards, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.

Section 11.4  Code Section 162(m).  If the grant of any Cash-Based Awards are intended to be 162(m) Awards, the Committee shall follow the procedures set forth in Section 13.1 with respect to such Cash-Based Awards.

Section 11.5  Payment of Cash-Based Awards.  If payable, the Participant’s Cash-Based Award will be distributed to the Participant, or the Participant’s estate in the event of the Participant’s death before payment, in cash in a single sum as soon after the end of the applicable performance period as practicable, but no later than March 15th after the end of the performance period, in accordance with the Company’s payroll practices.

Section 11.6  Termination of Service.  With respect to Cash-Based Awards, the Committee shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of such Cash-Based Awards following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article XII

Other Stock-Based Awards

The Committee may from time to time grant Shares and other Awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

Article XIII

Awards Under the Plan; Code Section 162(m)

Section 13.1  Compliance with Code Section 162(m).

(a) General.  The Committee may grant Awards that are designed to qualify as 162(m) Awards and Awards that are not 162(m) Awards. In the case of Awards granted to Covered Officers that are intended to be 162(m) Awards, the Committee shall make in writing all determinations necessary to establish the terms of such 162(m) Awards within 90 days of the beginning of the applicable performance period (or such other time period required under Code Section 162(m)), including, without limitation, the designation of the Covered Officers to whom such 162(m) Awards are made, the Performance Measures applicable to the Awards and the Performance Targets that relate to such Performance Measures, and the dollar amounts or number of Shares payable upon achieving the applicable Performance Targets. To the extent required by Code Section 162(m), the provisions of such 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Covered Officer. The specific Performance Targets established by the Committee shall be made while the achievement of such Performance Targets remains substantially uncertain in accordance with Code Section 162(m). Subject to the terms of this Plan, after each applicable performance period has ended, the Committee shall determine the extent to which the Performance Targets have been attained or a degree of achievement between minimum and maximum levels with respect to 162(m) Awards in order to establish the level of payment to be made, if any, with respect to such 162(m) Awards, and shall certify the results in writing prior to payment of such 162(m) Awards.

(b) Performance Targets and Performance Measures.  With respect to 162(m) Awards, at the time of grant of a 162(m) Award, the Committee shall establish in writing maximum and minimum Performance Targets to be achieved with respect to each Award during the performance period. The Participant shall be entitled to payment of the entire amount awarded if the maximum Performance Target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Award according to the level of achievement of Performance Targets, as specified by the Committee, for performance during the performance period that meets or exceeds the minimum Performance Target but fails to meet the maximum Performance Target. With respect to Cash-Based Awards, the Committee may assign payout percentages based upon various potential Performance Targets, ranging from a minimum “Trigger” percentage to a maximum “Stretch” percentage, to be applied if the Performance Targets are met. The Committee has full discretion and authority to determine the “Target,” “Trigger,” and “Stretch” payouts for Cash-Based Award’s performance period.

The Performance Targets established by the Committee may relate to corporate, division, department, or business unit performance and may be established in terms of any one or a combination of the following Performance Measures: (i) growth in gross revenue, (ii) earnings per share, (iii) operating earnings per share, (iv) business unit operating earnings, (v) specified revenue targets, (vi) expense control, (vii) productivity, (viii) ratio of earnings to stockholders’ equity or to total assets, (ix) dividend payments, (x) total stockholders’ return, (xi) operating income, (xii) return on capital or return on investment, (xiii) return on assets, (xiv) return on net assets, (xv) operating margins, (xvi) earnings before interest and taxes, (xvii) earnings before interest taxes depreciation, amortization and depletion, (xviii) funds from operations, (xix) total debt or change in total debt or the rating on our debt as determined by external rating agencies, (xx) cash from operations, (xxi) gross margins, (xxii) return on equity, (xxiii) net income, (xxiv) pre-tax income, (xxv) specified customer satisfaction targets, (xxvi) specified safety targets, and (xxvii) specified reliability targets. Multiple Performance Targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

(c) Calculation and Adjustments.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) mergers, acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) extraordinary, unusual, or other nonrecurring items as described in U.S. Generally Accepted Accounting Principles or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters. To the extent such inclusions or exclusions affect Awards to Covered Officers, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as 162(m) Awards may not be adjusted upward from the amount otherwise payable to a Covered Officer under the pre-established Performance Target. The Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. If applicable tax and securities laws change to permit Committee discretion to alter the governing Performance Measures or Performance Targets without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 13.2  Non-Code Section 162(m) Awards.  In the case of Awards that are not intended to be qualifying as “performance-based compensation” under Code Section 162(m), the Committee may designate performance targets from among the previously described Performance Measures in this Article or such other business criteria as it determines in its sole discretion. The Committee also may make adjustments to such Performance Measures or other business criteria in any manner it deems appropriate in its discretion.

Article XIV

Dividends and Dividend Equivalents

No dividends or dividend equivalents may be awarded with respect to any Options or SARs. An Award (other than Options or SARs) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments, or, in the case of Awards that do not involve the issuance of Shares concurrently with the grant of the Award, dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Notwithstanding the foregoing, with respect to Awards subject to performance conditions, any such dividend or dividend equivalent payments shall not be paid currently and instead shall either be credited to an account for the Participant or deemed to have been reinvested in additional Shares. Dividend or dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award. Except as provided otherwise in an Award Agreement, any Participant entitled to receive a cash dividends or dividend equivalents pursuant to his applicable Award may, by written election filed with the Company, at least ten days before the date of payment of such dividend equivalent, elect to have such dividend equivalent credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company.

Article XV

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article XVI

Change in Control

Section 16.1  Effect of Change in Control.  Notwithstanding any of the provisions of the Plan or any Award Agreement granted hereunder, upon a Change in Control, all outstanding Awards shall become fully exercisable and all restrictions thereon shall terminate; provided, however, that notwithstanding the above, with respect to Performance Shares, Performance Units, Cash-Based Awards, and other Article XII stock-based Awards, the Committee shall determine and provide through an Award Agreement or other means the extent of vesting and the treatment of partially completed performance periods for any such Performance Shares, Performance Units, Cash-Based Awards, and other Article XII stock-based Awards outstanding upon a Change in Control. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of any such Award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Award been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

Section 16.2  Participant Elections to Minimize Code Section 4999 Excise Tax.

(a) Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization. Such an election, however, may not change the time and form of any payment in a manner that would cause the Participant to incur additional taxes or penalties under Code Section 409A.

(b) Determination by Independent Accountants.  To aid the Participant in making any election called for under part (a) above, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant as described in part (a) above, the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this subpart (b).

Article XVII

Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Performance Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Cash-Based Awards. If any such deferral election is required or permitted, the Committee may, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article XVIII

Withholding

Section 18.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Section 18.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing before the date in which income is realized by the recipient in connection with the particular transaction, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the Participant and to the particular transaction.

Article XIX

Compliance with Code Section 409A

Section 19.1  Awards Subject to Code Section 409A.  The provisions of this Section 19.1 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Code Section 409A include, without limitation:

(a) Any Nonqualified Stock Option having an exercise price per share less than the Fair Market Value determined as of the date of grant of such Option or that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

(b) Any Award that either provides by its terms, or under which the Participant makes an election, for settlement of all or any portion of the Award either (i) on one or more dates following the end of the Short-Term Deferral Period (as defined below) or (ii) upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Code Section 409A (“Section 409A Regulations”) or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

Section 19.2  No Acceleration of Distributions.  Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Code Section 409A, except as provided by Code Section 409A and Section 409A Regulations.

Section 19.3  Separation from Service.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Section 19.4  Timing of Payment to a Specified Employee.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s separation from Service at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from Service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

Article XX

Amendment and Termination

Section 20.1  Amendment, Modification, and Termination of the Plan.  The Board or the Committee may at any time terminate, suspend or amend the Plan without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act, or the rules of any applicable stock exchange. No termination, suspension or amendment of the Plan shall adversely affect any right acquired by any Participant under an Award granted before the date of such termination, suspension or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

Section 20.2  Amendment of Awards.  The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or accounting rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.4, to decrease the Option or SAR exercise or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower exercise price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s stockholders.

Article XXI

Miscellaneous

Section 21.1  Approval Restrictions.  Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

Section 21.2  Securities Law Compliance.  With respect to Participants subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the 1934 Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

Section 21.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

Section 21.4  Rights as a Stockholder.  The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for Shares are issued to the recipient.

Section 21.5  Forfeiture.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

Section 21.6  Rights as Employee or Nonemployee Director.  No person, even though eligible pursuant to Article V, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Nonemployee Director or interfere with or limit in any way any right of the Company or Affiliate to terminate the Participant’s Service at any time. To the extent that an Employee of an Affiliate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

Section 21.7  Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

Section 21.8  Effect on Other Plans.  Unless otherwise specifically provided, participation in the Plan shall not preclude a Participant’s eligibility to participate in any other benefit or incentive plan. Any Awards made pursuant to the Plan shall not be considered as compensation in determining the benefits provided under any other plan.

Section 21.9  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 21.10  Over/Under Payments.  If any Participant or beneficiary receives an underpayment of Shares or cash payable under the terms of any Award, payment of any such shortfall shall be made as soon as administratively practicable. If any Participant or beneficiary receives an overpayment of Shares or cash payable under the terms of any Award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement.

Section 21.11  Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Affiliate. The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Section 21.12  No Liability With Respect to Adverse Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax treatment or (ii) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.

Section 21.13  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 21.14  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 21.15  Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Indiana.

Section 21.16  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Section 21.17  Provisions Regarding Transferability of Awards.

(a) General.  Except as otherwise provided below, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as otherwise provided in the Plan, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to such Participant.

(b) Nonqualified Stock Options and Stock Appreciation Rights.  No NSO or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Notwithstanding the foregoing or anything in part (a) above, a Participant, at any time prior to his death, may assign all or any portion of the NSO or SAR to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax-exempt organization as described in Code Section 501(c)(3). In such event the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO or SAR, and such portion of the NSO or SAR shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO or SAR as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

(c) Incentive Stock Options.  Notwithstanding anything in part (a) and (b) above, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

(d) Nonemployee Directors.  Notwithstanding anything in parts (a), (b), or (c) to the contrary, a Nonemployee Director at any time prior to his or her death, may assign all or any portion of an Award granted to him or her under the Plan to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant or (iii) a tax-exempt organization as described in Code Section 501(c)(3). In such event, the spouse, lineal descendant, trustee, or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award shall continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. INTERNET http://www.proxyvoting.com/ni NiSOURCE INC. Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 70508 FOLD AND DETACH HERE The Board of Directors recommends a vote “FOR” Proposals I, II, III and IV, and a vote “AGAINST” Proposal V. Please mark your votes as Proposal I — To elect eleven directors to hold office until the next annual stockholders’ indicated in X meeting and until their respective successors have been elected or appointed. this example FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1.1 Richard A. 1.6 W. Lee 1.11Carolyn Y. Abdoo Nutter Woo 1.2 Steven C. 1.7 Deborah S. Beering Parker FOR AGAINST ABSTAIN 1.3 Dennis E. 1.8 Ian M. Proposal II — To ratify the appointment of Deloitte & Touche LLP Foster Rolland as the Company’s independent registered public accountants. 1.4 Michael E. 1.9 Robert C. Proposal III — To amend the By-Laws to give stockholders Jesanis Skaggs, Jr. the power to call special meetings of stockholders. 1.5 Marty R. 1.10Richard L. Proposal IV — To approve the NiSource Inc. 2010 Omnibus Kittrell Thompson Incentive Plan. Proposal V — To consider a stockholder proposal regarding a three-year post-termination stock retention policy for senior executives. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your NiSource Inc. account online. Access your NiSource Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for NiSource Inc., now makes it easy and convenient to get current information on your shareholder account. . View account status . View payment history for dividends . View certificate history . Make address changes . View book-entry information . Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://ir.nisource.com/annuals.cfm FOLD AND DETACH HERE This Proxy is Solicited on Behalf of the Board of Directors of NiSource Inc. for its Annual Meeting of Stockholders, to be held on May 11, 2010 The undersigned hereby appoints Robert C. Skaggs, Jr. and Stephen P. Smith, or either of them, the proxies of the undersigned, with all power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company, to be held at The 30 South Building, 30 South Meridian, Indianapolis, Indiana 46204 on Tuesday, May 11, 2010, at 10:00 a.m., local time, and at the adjournment or adjournments thereof. Unless otherwise marked, this proxy will be voted: “FOR” the nominees listed in Proposal I, “FOR” Ratification of the Independent Registered Public Accountants in Proposal II, “FOR” the Approval of the Special Meetings Proposal, “FOR” the Approval of the 2010 Omnibus Incentive Plan, and “AGAINST” the Stockholder Proposal regarding a three-year post-termination stock retention policy for senior executives. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone or through the Internet, or by attending the Annual Meeting and voting in person. PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 70508